Filed Pursuant to Rule 424(b)(5)
Registration No. 333-204424

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where their offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 18, 2017

PRELIMINARY    PROSPECTUS    SUPPLEMENT

(To Prospectus dated May 22, 2015)

$

Allegion US Holding Company Inc.

$                % Senior Notes due 2024

$                % Senior Notes due 2027

Allegion US Holding Company Inc. (the “issuer”) is offering $                 aggregate principal amount of its     % Senior Notes due 2024 (the “2024 notes”) and $                 aggregate principal amount of its     % Senior Notes due 2027 (the “2027 notes” and, together with the 2024 notes, the “notes”).

The issuer will pay interest on the notes semi-annually in arrears on                     and                     of each year, beginning on                     , 2018. The 2024 notes will mature on                     , 2024, and the 2027 notes will mature on                     , 2027. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The issuer may redeem the notes in whole or in part at any time or from time to time at the applicable redemption prices described under the heading “Description of the Notes—Optional Redemption.”

The notes are new issues of securities with no established trading market. The issuer does not intend to apply for the listing of the notes on any securities exchange.

The notes will be unsecured and will rank equally with all of the issuer’s existing and future unsecured and unsubordinated indebtedness. The notes will be fully and unconditionally guaranteed on a senior unsecured basis by the issuer’s parent company, Allegion plc (“Allegion” or the “guarantor”).

Investing in the notes involves substantial risks. Please read “Risk Factors” beginning on page S-9 of this prospectus supplement and page 4 of the accompanying prospectus and the risk factors included in our periodic reports that we file with the Securities and Exchange Commission before you invest in the notes.

	Public Offering Price (1)		Underwriting Discounts		Proceeds, Before Expenses, to the Issuer (1)
Per 2024 note		%		%		%
Total	$		$		$
Per 2027 note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from , 2017.

Delivery of the notes, in book-entry form, will be made against payment therefor on or about                     , 2017, which will be the tenth business day following the date of this prospectus supplement (such settlement being referred to as “T+10”), through The Depository Trust Company (“DTC”).

Neither the Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of the notes or related guarantees or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Wells Fargo Securities

BNP PARIBAS	Citigroup	Credit Suisse	Goldman Sachs & Co. LLC

                , 2017

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document consists of two parts. The first part is this prospectus supplement, which contains the specific terms of this offering of notes. The second part is the accompanying prospectus dated May 22, 2015, which provides more general information about securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus. If information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will, to the extent inconsistent therewith, supersede the information in the accompanying prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and those documents incorporated by reference herein or therein or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We and the underwriters have not authorized any person to provide you with information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of the respective dates of such information. Our business, results of operations, financial condition and prospects may have changed since those dates.

As used in this prospectus supplement, unless otherwise specified or the context otherwise requires:

•	“Allegion,” “we,” “our” and “us” mean Allegion plc, an Irish public limited company, together with its consolidated subsidiaries; and

•	the “issuer” refers to Allegion US Holding Company Inc. and not to any of its subsidiaries or affiliates.

The notes offered hereby will not be guaranteed by our current and future subsidiaries, although the notes will be the direct obligations of the issuer. As a result, the guarantor financial information presented under Rule 3-10 of Regulation S-X included in our periodic reports filed with the SEC incorporated by reference in this prospectus supplement and accompanying prospectus does not reflect the guarantor structure of the notes offered hereby, should not be relied upon to evaluate the guarantee of the notes offered hereby and will be modified (the amounts in the “Other Subsidiary Guarantors” column will be combined with the amounts in the “Other Subsidiaries” column) in our future periodic reports filed with the SEC to present the guarantor financial information consistent with the guarantor structure of the notes offered hereby.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus supplement and the accompanying prospectus, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements.

Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on currently available information and our current assumptions, expectations and projections about future events. While we believe that our assumptions, expectations and projections are reasonable in view of the currently available information, you are cautioned not to place undue reliance on our forward-looking statements. You are advised to review any further disclosures we make on related subjects in materials we file with or furnish to the SEC. Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. They are subject to future events, risks and uncertainties—many of which are beyond our control—as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in our forward looking statements. We do not undertake to update any forward-looking statements.

Factors that might affect our forward-looking statements include, among other things:

•	economic, political and business conditions in the markets in which we operate;

•	the demand for our products and services;

•	competitive factors in the industry in which we compete;

•	the ability to protect and use intellectual property;

•	fluctuations in currency exchange rates;

•	the ability to complete and integrate any acquisitions;

•	our ability to operate efficiently and productively;

•	our ability to manage risks related to our information technology;

•	changes in tax requirements (including tax rate changes, new tax laws and revised tax law interpretations);

•	the outcome of any litigation, governmental investigations or proceedings;

•	interest rate fluctuations and other changes in borrowing costs;

•	other capital market conditions, including availability of funding sources and currency exchange rate fluctuations;

•	availability of and fluctuations in the prices of key commodities and the impact of higher energy prices;

•	potential further impairment of our goodwill, indefinite-lived intangible assets and/or our long-lived assets;

•	the possible effects on us of future legislation in the U.S. that may limit or eliminate potential U.S. tax benefits resulting from our incorporation in a non-U.S. jurisdiction, such as Ireland, or deny U.S. government contracts to us based upon our incorporation in such non-U.S. jurisdiction; and

•	the impact our substantial leverage may have on our business and operations.

Some of the significant risks and uncertainties that could cause actual results to differ materially from our expectations and projections are described more fully in Part I, Item 1A of our most recent Annual Report on Form 10-K, the section entitled “Risk Factors” in our Quarterly Reports on Form 10-Q and as may be included from time to time in our reports filed with the SEC. There may also be other factors that have not been anticipated or that are not described in our periodic filings with the SEC, generally because we did not believe them to be significant at the time, which could cause results to differ materially from our expectations. We caution you that the important factors referenced above may not contain all of the factors that are important to you.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC. This prospectus supplement is part of the registration statement and does not contain all the information in the registration statement on Form S-3. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Our ordinary shares are listed on the NYSE under the trading symbol “ALLE.” Our SEC filings are also available at the office of the NYSE located at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read the information with the same care that you read this prospectus supplement and the accompanying prospectus. Subsequent information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus, the following documents:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 17, 2017;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017, filed with the SEC on April 27, 2017 and July 27, 2017, respectively;

•	Current Reports on Form 8-K filed with the SEC on June 12, 2017, September 7, 2017 and September 15, 2017; and

•	Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2017 (excluding any portions that were not incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2016).

The preceding list supersedes and replaces the documents listed in the accompanying prospectus under the heading “Incorporation of Certain Documents by Reference.” All future filings that we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all the securities offered by this prospectus supplement and the accompanying prospectus have been issued as described in this prospectus supplement and the accompanying prospectus, are deemed incorporated into and part of this prospectus supplement and the accompanying prospectus once filed. We are not, however, incorporating, in each case, any documents (or portions thereof) or information that we are deemed to furnish and not file in accordance with SEC rules. Any statement in this prospectus supplement, the accompanying prospectus or in any free writing prospectus or in any document incorporated by reference that is different from any statement contained in any later-filed document should be regarded as changed by that later statement. Once so changed, the earlier statement is no longer considered part of this prospectus supplement, the accompanying prospectus or any free writing prospectus.

You may request by phone or in writing a copy of any of the materials incorporated (other than exhibits, unless the exhibits are themselves specifically incorporated) in this prospectus supplement or the accompanying prospectus, and we will provide to you these materials free of charge. Please make your request to S. Wade Sheek, Deputy General Counsel and Secretary, c/o Schlage Lock Company, 11819 North Pennsylvania Street, Carmel, Indiana, 46032, telephone: (317) 810-3700.

SUMMARY

This summary highlights selected information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information incorporated by reference herein or therein, before making an investment decision.

Allegion

Allegion is a leading global provider of security products and solutions that keep people safe, secure and productive. We make the world safer as a company of experts, securing the places where people thrive, and we create peace of mind by pioneering safety and security. We offer an extensive and versatile portfolio of mechanical and electronic security products across a range of market-leading brands. Our experts across the globe deliver high-quality security products, services and systems, and we use our deep expertise to serve as trusted partners to end-users who seek customized solutions to their security needs.

Recent Financing Transactions

On September 12, 2017, we repaid our senior secured credit facilities and entered into new senior unsecured credit facilities consisting of (i) a $700.0 million unsecured Term Loan A facility maturing in 2022 (the “New Term Loan Facility”) and (ii) a $500.0 million unsecured revolving credit facility maturing in 2022 (the “New Revolving Credit Facility” and, together with the New Term Loan Facility, the “New Senior Unsecured Credit Facilities”). We refer to the foregoing transactions as the “Recent Financing Transactions.” See “Description of Other Indebtedness” for additional detail.

Other Information

Allegion US Holding Company Inc. is a corporation incorporated under the laws of the State of Delaware on August 5, 2013, and is a wholly owned subsidiary of Allegion plc. Our principal executive office is located at 11819 North Pennsylvania Street, Carmel, Indiana, 46032, telephone (317) 810-3700.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The following summary is not intended to be complete. You should carefully review “Description of the Notes” in this prospectus supplement and the accompanying prospectus, which contains a more detailed description of the terms and conditions of the notes, including definitions of the capitalized terms used in this summary.

Issuer	Allegion US Holding Company Inc.

Securities Offered	$ million aggregate principal amount of % Senior Notes due 2024.

$ million aggregate principal amount of % Senior Notes due 2027.

Guarantee	The notes will be fully and unconditionally guaranteed on a senior unsecured basis by the issuer’s parent company, Allegion plc.

Maturity	The 2024 notes will mature on , 2024.

The 2027 notes will mature on , 2027.

Interest	Interest on the 2024 notes will accrue at a rate of % per annum, payable semi-annually in cash in arrears on and of each year, beginning on , 2018.

Interest on the 2027 notes will accrue at a rate of % per annum, payable semi-annually in cash in arrears on and of each year, beginning on , 2018.

Additional Amounts	All payments made by the guarantor under or with respect to its guarantee of the notes will be made without withholding or deduction for or on account of any present or future taxes or other governmental charges imposed by Ireland or other Relevant Taxing Jurisdictions (as defined in “Description of the Notes—Additional Amounts”), unless such withholding or deduction is required by law or by the interpretation or administration thereof. In the event that any such withholding or deduction is so required, the guarantor will pay to each holder such additional amounts as may be necessary to ensure that the net amount received by the holder after such withholding or deduction (and after deducting any taxes on the additional amounts) will equal the amounts which would have been received by the holder had no such withholding or deduction been required, subject to certain exceptions set forth under “Description of the Notes—Additional Amounts.”

Optional Redemption	The notes of any series may be redeemed, at the issuer’s option, in whole or in part at any time at the applicable redemption prices described under “Description of the Notes—Optional Redemption.” The notes will not have the benefit of a sinking fund.

Tax Redemption	If, as a result of certain tax law changes, the guarantor would be obligated to pay additional amounts in respect of withholding taxes or other charges as described above under “—Additional Amounts” with respect to any series of notes, and such obligation cannot be avoided by taking reasonable measures available to the guarantor and certain other conditions are satisfied, the issuer may redeem such series of notes in whole, but not in part, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, and additional amounts, if any, to the date of the redemption. See “Description of the Notes—Redemption for Taxation Reasons.”

Change of Control Repurchase Event	If a Change of Control Repurchase Event (as defined herein) occurs, except to the extent the issuer has exercised its right to redeem the notes, the issuer will be required to offer to repurchase the notes of each series at a repurchase price equal to 101% of the principal amount of the notes of that series plus accrued interest to, but not including, the repurchase date. See “Description of the Notes—Change of Control Repurchase Event.”

Covenants	The indenture that will govern the notes offered hereby (the “Indenture”) will contain certain covenants that, among other things, limit the ability of us or our subsidiaries to (i) create or incur certain liens, (ii) enter into certain sale-leaseback transactions and (iii) enter into certain mergers, consolidations and transfers of substantially all of our assets. These covenants are subject to important qualifications and exceptions. See “Description of the Notes—Limitation on Liens”, “Description of the Notes—Limitation on Sale-Leaseback Transactions” and “Description of the Notes—Consolidation, Merger and Sale of Assets” in this prospectus supplement.

Ranking	The notes will be unsecured and will rank equally with all of the issuer’s existing and future unsecured and unsubordinated indebtedness. The guarantee will be unsecured and will rank equally with all of the guarantor’s existing and future unsecured and unsubordinated indebtedness.

As of June 30, 2017, on an as adjusted basis to give effect to the Recent Financing Transactions and this offering and the use of proceeds therefrom, the issuer and the guarantor would have had approximately $ million of consolidated senior indebtedness outstanding, none of which would have been secured.

Use of Proceeds

The issuer intends to use the net proceeds of this offering (i) to redeem in full the issuer’s 5.75% Senior Notes due 2021 (the “2021 notes”), of which $300 million aggregate principal amount were outstanding as of June 30, 2017, (ii) to redeem in full Allegion plc’s 5.875% Senior Notes due 2023 (the “2023 notes”), of which $300 million aggregate principal amount were outstanding as of June 30, 2017, (iii) to pay the related redemption premiums, and to pay all fees and expenses related thereto, (iv) to repay approximately $165.0 million of borrowings under the New Revolving Credit Facility, and (v) to use the remaining proceeds for general corporate purposes. Unless earlier redeemed or repaid, the 2021 notes will mature in accordance with their terms on October 1, 2021 and bear interest at a rate of 5.75% per annum. The redemption in full of the 2021 notes will be conditioned on the consummation of this offering of the notes. Unless earlier redeemed or repaid, the 2023 notes will mature in accordance with their terms on September 15, 2023 and bear interest at a rate of 5.875% per annum. The redemption in full of the 2023 notes will be conditioned on the consummation of this offering of the notes. Nothing contained in this prospectus supplement constitutes notice of redemption for the 2021 notes or the 2023 notes. See “Use of Proceeds.”

Risk Factors	Investing in the notes involves risks and uncertainties. See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should consider carefully before deciding to purchase any notes.

Denomination, Form and Registration of Notes	The notes will be issued in fully registered form and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued initially as Global Notes (as defined in “Book-Entry; Delivery and Form”). DTC will act as depositary for the notes. Except in limited circumstances, Global Notes will not be exchangeable for Certificated Notes (as defined in “Book-Entry; Delivery and Form”).

Listing	The notes are new issues of securities with no established trading market. The issuer does not intend to apply for listing of the notes on any securities exchange. The underwriters have advised the issuer that they intend to make a market in each series of the notes, but they are not obligated to do so and may discontinue market-making with respect to any or all series of notes at any time without notice. See “Underwriting (Conflicts of Interest)” in this prospectus supplement for more information about possible market-making by the underwriters.

Trustee and Paying Agent	Wells Fargo Bank, National Association (the “trustee”).

Governing Law	The Indenture, the notes and the guarantee thereof will be governed by the laws of the State of New York.

RISK FACTORS

You should carefully consider the risks described below, together with all the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, in evaluating us and the notes offered hereby. The risks associated with our business can be found in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein. If any of the risks described below actually occurs, our business, financial condition, results of operations and cash flows could be materially and adversely affected. Any such adverse effect may adversely affect our ability to repay the notes and as a result you could lose all or part of your investment in the notes. Our business may also be adversely affected by risks and uncertainties not known to us or risks that we currently believe to be immaterial.

Our substantial leverage could harm our business by limiting our available cash and our access to additional capital and, to the extent of our variable rate indebtedness, exposing us to interest rate risk.

Following the Recent Financing Transactions and this offering and the use of proceeds therefrom, we will continue to have substantial levels of outstanding indebtedness. As of June 30, 2017, on an as adjusted basis to give effect to the Recent Financing Transactions and this offering and the use of proceeds therefrom, we would have had approximately $             million of indebtedness, and we would have had approximately $500.0 million of additional borrowings available under our New Revolving Credit Facility. Our indebtedness will result in substantial interest expense and may limit our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions, restructuring and general corporate or other purposes, limit our ability to adjust to changing market conditions and place us at a competitive disadvantage compared to our less leveraged competitors. Further volatility in the credit markets would adversely impact our ability to obtain favorable terms on financing in the future. In addition, a substantial portion of our cash flows from operations will be dedicated to the payment of principal and interest on our indebtedness and will not be available for other purposes, including our operations, capital expenditures, payment of dividends, share repurchase programs and future business opportunities. We may be more vulnerable than a less leveraged company to a downturn in the general economic conditions or in our business, or we may be unable to carry out capital spending that is important to our growth. We may be vulnerable to interest rate increases, as certain of our borrowings, including those under our New Senior Unsecured Credit Facilities, will be at variable rates. We can give no assurance that our business will generate sufficient cash flow from operations, that revenue growth or operating improvements will be realized, or that future borrowings will be available under our New Senior Unsecured Credit Facilities in an amount sufficient to enable us to service our indebtedness or to fund other liquidity needs.

The notes are subject to prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

The notes and the guarantee are our senior unsecured general obligations, ranking equally with other senior unsecured indebtedness. As of June 30, 2017, on an as adjusted basis to give effect to the Recent Financing Transactions and this offering and the use of proceeds therefrom, we had no secured debt outstanding. The Indenture that will govern the notes permits us to incur additional debt, and the credit agreement that governs our New Senior Unsecured Credit Facilities permits us to incur certain additional debt, in each case including certain secured debt, from time to time. If we incur any secured debt, our assets will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors and lenders under our New Senior Unsecured Credit Facilities. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which actions may not be successful.

Our ability to make scheduled payments or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. Our cash interest payments for 2016 were approximately $56 million, and we expect that amount to increase based on the debt anticipated to be incurred as part of the Recent Financing Transactions and this offering and the use of proceeds therefrom. We may not be able to maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, reduce or eliminate the payment of dividends, sell assets, seek additional capital or seek to restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. The credit agreement that governs our New Senior Unsecured Credit Facilities contains customary financial covenants that may restrict our ability to use the proceeds from asset sales. We may not be able to consummate those asset sales to raise capital or sell assets at prices that we believe are fair, and proceeds that we do receive may not be adequate to meet any debt service obligations then due.

Despite our expected levels of indebtedness, we may still be able to incur substantially more debt, which could further exacerbate the risks associated with our substantial leverage.

We may be able to incur substantial additional indebtedness in the future. Although the terms of the credit agreement that govern our New Senior Unsecured Credit Facilities contain customary restrictions on the incurrence of additional indebtedness at certain of our subsidiaries, these restrictions will be subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. Moreover, the terms of this credit agreement do not restrict the ability of Allegion plc or the issuer to incur certain unsecured indebtedness, and the terms of the Indenture governing the notes will not restrict the ability of Allegion plc or any of its subsidiaries to incur unsecured indebtedness. In addition, our New Revolving Credit Facility permits borrowings of up to $500.0 million. If we incur additional debt above the levels we expect after giving effect to the Recent Financing Transactions and this offering and the use of proceeds therefrom, the risks associated with our leverage, including those described above, would increase.

The Indenture that will govern the notes contains limited protective covenants and may not be sufficient to protect your investment in the notes.

The Indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event we experience significant adverse changes in our financial condition, results of operations or cash flows;

•	limit our ability to incur certain unsecured indebtedness;

•	restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes;

•	restrict our ability to enter into highly leveraged transactions; or

•	require us to repurchase the notes in the event of a change in control unless a Below Investment Grade Ratings Event (as defined in the Indenture) occurs with respect to such change in control.

Additionally, the covenants contained in the Indenture that limit the ability of us or our subsidiaries to (i) create or incur certain liens, (ii) enter into certain sale-leaseback transactions and (iii) enter into certain mergers, consolidations and transfers of substantially all of our assets are subject to important qualifications and exceptions. See “Description of the Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the Indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

The terms of our debt covenants could limit how we conduct our business and our ability to raise additional funds.

The terms of the credit agreement that govern our New Senior Unsecured Credit Facilities and the Indenture that will govern the notes restrict us from taking certain actions that we may think are in the best interests of our shareholders. A breach of the covenants or restrictions could result in a default under the applicable indebtedness. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect our ability to grow in accordance with our plans.

These covenants and restrictions could affect our ability to operate our business, and may limit our ability to react to market conditions or take advantage of potential business opportunities as they arise. Additionally, our ability to comply with these covenants may be affected by events beyond our control, including general economic and credit conditions and industry downturns, and the other factors described in Part I, Item 1A, captioned “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2016, incorporated by reference into this prospectus supplement.

If we fail to comply with the covenants in our New Senior Unsecured Credit Facilities and are unable to obtain a waiver or amendment, an event of default would result, and the lenders could, among other things, declare outstanding amounts due and payable, refuse to lend additional amounts to us, and require deposit of cash collateral in respect of outstanding letters of credit, which may trigger a cross-default on the notes.

The notes and the related guarantee will not be secured by any of our assets or the assets of the guarantor and therefore will be effectively subordinated to any future secured indebtedness.

The notes and the related guarantee will be general unsecured obligations ranking effectively junior in right of payment to any secured debt. In addition, the Indenture that will govern the notes permits us to incur additional debt, and the credit agreement that governs our New Senior Unsecured Credit Facilities permits us to incur certain additional debt, in each case including certain secured debt. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, creditors whose debt is secured by our and the guarantor’s assets will be entitled to the remedies available to secured creditors under applicable laws, including the foreclosure of the collateral securing such debt, before any payment may be made with respect to the notes or the guarantees. As a result, there may be insufficient assets to pay amounts due on the notes, and holders of the notes may receive less, ratably, than holders of secured indebtedness. As of June 30, 2017, on an as adjusted basis to give effect to the Recent Financing Transactions and this offering and the use of proceeds therefrom, we had no secured debt outstanding.

Repayment of the issuer’s indebtedness, including the notes, is dependent on cash flow generated by its and the guarantor’s subsidiaries.

The issuer and the guarantor are holding companies that conduct their respective operations through operating subsidiaries. The issuer’s and the guarantor’s only significant assets are the capital stock of their respective subsidiaries. As a result, the issuer’s ability to make payments on the notes is dependent upon payments it receives from the guarantor or on the generation of cash flows by its operating subsidiaries and their ability to make such cash available to the issuer, by dividend or otherwise. In turn, the guarantor’s ability to make cash available to the issuer for payment on the notes is dependent on the generation of cash flow by its operating subsidiaries and their ability to make such cash available to the guarantor, by dividend or otherwise. Accordingly, if the issuer should at any time be unable to pay interest on or principal of the notes, it is highly unlikely that the guarantor will be able to meet its obligation under its guarantee.

Since they are not guarantors of the notes, our subsidiaries (other than the issuer) do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Certain subsidiaries may not be able to, or may not be permitted to, make distributions to enable the issuer to make payments in respect of its indebtedness, or to enable the guarantor to make payments to the issuer to make payments in respect of its indebtedness, including the notes.

The ability of the subsidiaries to pay dividends or make other distributions to the issuer or the guarantor in the future will depend on their earnings, tax considerations and covenants contained in any financing or other agreements, among other things. Such payments may be limited as a result of claims against such subsidiaries by their creditors, including suppliers, vendors, lessors and employees. Each subsidiary is a distinct legal entity and, under certain circumstances, the issuer and the guarantor may be limited in their ability to obtain cash from their respective subsidiaries. In the event that the issuer does not receive distributions from its subsidiaries, or the guarantor does not receive distributions from its subsidiaries that it can in turn make available to the issuer, the issuer may be unable to make required principal and interest payments on its indebtedness, including the notes.

The notes will be structurally subordinated to the existing and future liabilities of our subsidiaries.

While the notes will be fully and unconditionally guaranteed on a senior unsecured basis by our parent company, Allegion, the notes offered hereby will not be guaranteed by our current and future subsidiaries (other than that the notes will be direct obligations of the issuer), even those that provide guarantees of our other indebtedness, such as indebtedness under our New Senior Unsecured Credit Facilities. As a result, the notes will be structurally subordinated to all existing and future liabilities of such non-guarantor subsidiaries, including guarantees they provide under our New Senior Unsecured Credit Facilities. Our rights and the rights of our creditors to participate in the assets of any such non-guarantor subsidiary in the event that such a subsidiary is liquidated or reorganized will be subject to the prior claims of such subsidiary’s creditors. As a result, all indebtedness and other liabilities, including trade payables, of such non-guarantor subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the notes. To the extent that we may be a creditor with recognized claims against any such non-guarantor subsidiary, our claims would still be subject to the prior claims of such subsidiary’s creditors to the extent that they are secured or senior to those held by us. Subject to restrictions contained in financing arrangements, such non-guarantor subsidiaries may incur additional indebtedness and other liabilities, all of which would rank structurally senior to the notes. Such non-guarantor subsidiaries generate substantially all of our consolidated net revenue and operating income, hold substantially all of our consolidated assets (other than assets represented by Allegion’s and the issuer’s investments in such subsidiaries) and are responsible for substantially all of our consolidated liabilities, excluding intercompany liabilities (other than long-term indebtedness).

A Change of Control Repurchase Event that would require us to repurchase the notes is subject to a number of significant limitations, and certain change of control events that affect the market price of the notes may not give rise to any obligation to repurchase the notes.

Although the issuer will be required under the Indenture to make an offer to repurchase the notes upon the occurrence of a Change of Control Repurchase Event, the circumstances that could constitute a Change of Control Repurchase Event are limited in scope and do not include all change of control events that might affect the market value of the notes. In particular, the issuer is required to repurchase the notes as a result of a change of control only if the notes are rated below investment grade by at least two ratings agencies during a specified period following such change in control or the announcement thereof, and such ratings agencies confirm that such downgrade was the result, in whole or in part, of the change of control. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations that would not constitute a change of control under the notes but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or the credit ratings of the notes. As a result, the issuer’s obligation to repurchase the notes upon the occurrence of a Change of Control Repurchase Event is limited and may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction. See “Description of the Notes—Change of Control Repurchase Event.”

Our ability to repurchase the notes upon a Change of Control Repurchase Event may be limited.

We will be required under the Indenture to make an offer to repurchase the notes and the existing notes upon a Change of Control Repurchase Event. A change of control under the credit agreement that governs our New Senior Unsecured Credit Facilities also would constitute a default under our New Senior Unsecured Credit Facilities. Therefore, upon the occurrence of a change of control, the lenders under our New Senior Unsecured Credit Facilities would have the right to accelerate their loans, and if so accelerated, we would be required to pay all of our outstanding obligations under such facilities. We may not be able to pay you the required price for your notes at that time because we may not have available funds to pay the repurchase price. In addition, the terms of other existing or future debt may prevent us from paying you. There can be no assurance that we would be able to repay such other debt or obtain consents from the holders of such other debt to repurchase these notes. Any requirement to offer to purchase any outstanding notes may result in us having to refinance our outstanding indebtedness, which we may not be able to do. In addition, even if we were able to refinance our outstanding indebtedness, such financing may be on terms unfavorable to us.

Our variable rate indebtedness may expose us to interest rate risk, which could cause our debt costs to increase significantly.

As discussed under “Description of Other Indebtedness,” a portion of our borrowings will be term loans or revolving credit facility borrowings with variable rates of interest which expose us to interest rate risks. We will be exposed to the risk of rising interest rates to the extent that we fund our operations with short-term or variable-rate borrowings. As of June 30, 2017, on an as adjusted basis giving effect to the Recent Financing Transactions and the offering and the use of proceeds therefrom, we would have had approximately $             million of aggregate debt outstanding, including approximately $700.0 million of floating-rate term loans and $             million of the fixed-rate senior notes offered hereby, and we would have had approximately $500.0 million of additional borrowings available under our New Revolving Credit Facility. Based on the amount of floating-rate debt that we expect to be outstanding after giving effect to the Recent Financing Transactions and this offering and the use of proceeds therefrom, a 1% rise in interest rates would result in an incremental annual interest expense of approximately $             million (excluding the impact of our interest rate swaps). If the London Interbank Offered Rate (“LIBOR”) increases in the future then the floating-rate debt could have a material effect on our interest expense.

Our being subject to certain fraudulent transfer and conveyance statutes may have adverse implications for the holders of the notes.

If, under relevant federal, state and foreign fraudulent transfer and conveyance statutes, in a bankruptcy or reorganization case or a lawsuit by or on behalf of the unpaid creditors of the issuer or the guarantor, a court were to find that, at the time the notes were issued by the issuer or guaranteed by the guarantor:

•	The issuer issued or the guarantor guaranteed the notes with the intent of hindering, delaying or defrauding current or future creditors, the issuer or the guarantor received less than reasonably equivalent value or fair consideration for issuing or guaranteeing the notes, as applicable; and

•	The issuer or the guarantor, as the case may be,

•	was insolvent or was rendered insolvent by reason of the incurrence or guarantee, as applicable, of the indebtedness constituting the notes,

•	was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital,

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured, or

•	was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment the judgment is unsatisfied,

such court could avoid or subordinate the notes and the relevant guarantee to presently existing and future indebtedness of the issuer or the guarantor, as the case may be, and take other action detrimental to the holders of the notes, including, under certain circumstances, invalidating the notes or the guarantee.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, the issuer would be considered insolvent if, at the time it incurs the indebtedness constituting the notes, either:

•	the sum of its debts, including contingent liabilities, is greater than its assets, at a fair valuation; or

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

The guarantor would be considered insolvent under Irish law if, at the time it guarantees, it was unable to pay its debts.

We cannot give you any assurance as to what standards a court would use to determine whether the issuer or the guarantor, as the case may be, were solvent at the relevant time, or whether, whatever standard was used, the notes or guarantee would not be avoided on another of the grounds described above.

Irish law differs from the laws in effect in the United States and may afford less protection to the holders of the notes.

We have been advised that the United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. We have also been advised that provided that certain requirements are satisfied and subject to certain exceptions, the courts of Ireland may enforce a judgment of the courts of New York in respect of contractual obligations. However, there is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against an Irish company or its directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against an Irish Company or its directors or officers based on those laws. This process would be subject to numerous established principles and would involve the commencement of a new set of proceedings.

Applicable Irish law may allow courts, under specific circumstances, to void, vary or subordinate the guarantee and require the holders of the notes to return payments received from the guarantor.

The guarantor is incorporated under the laws of Ireland. The laws of Ireland may limit the guarantor’s ability to guarantee debts. Furthermore, obligations under the guarantee may not be enforceable in all circumstances under Irish law. For example, there is a risk that the guarantee from the guarantor may be challenged as unenforceable on the basis that there is an absence of corporate benefit on the part of the guarantor or that it is not for the purpose of carrying on the business of the guarantor. Where an Irish guarantor is a direct or indirect holding company of the subsidiary whose debts are being guaranteed, there is less risk of an absence of a corporate benefit on the basis that the holding company could justify the decision to give a guarantee to protect or enhance its investment in its direct or indirect subsidiary.

In addition, pursuant to Section 604 of the Irish Companies Act 2014, if an Irish company goes into liquidation any payment or any act by it (usually an absolute transfer or a mortgage) relating to property in favour of any creditor which was made or done at a time when the company was unable to pay its debts as they fell due with a view to preferring that creditor over its other creditors and within six months (or two years if that creditor is a “connected person” as defined in Section 559(1) of the Irish Companies Act 2014) before the guarantor became the subject of liquidation proceedings, shall be an unfair preference and invalid.

Also, in circumstances where an Irish company is or is likely to be unable to pay its debts, then that company, the directors of that company, a contingent, prospective or actual creditor of that company, or certain shareholders of that company may be entitled to petition the court for the appointment of an examiner to the company. If an examiner is appointed to an Irish company, a protection period, not exceeding 100 days, will be imposed so that the examiner can formulate and implement its proposals for a compromise or scheme of arrangement.The examiner, once appointed, has the power to set aside contracts and arrangements entered into by the company after this appointment and, in certain circumstances, can avoid a negative pledge given by the company prior to this appointment. No proceedings of any sort may be commenced against an Irish company in examinership (for the duration of the period of protection afforded to the company by the appointment of an examiner). If an examiner is appointed to an Irish guarantor, there may be a delay in enforcing payment obligations contained in a guarantee given by any such guarantor. There is also the potential risk that a compromise or scheme of arrangement will be approved in the examinership involving the writing down or rescheduling of any payment obligations owed by an Irish guarantor under a guarantee. Furthermore, a court may order that an examiner shall have any of the powers a liquidator appointed by court would have, which could include the power to apply to have transactions set aside under section 604 of the Companies Act 2014 of Ireland or section 608 of the Companies Act 2014 of Ireland. It cannot be stated certainly that, in the event of an Irish guarantor becoming insolvent, the guarantee of the notes or any payment by an Irish guarantor pursuant to such guarantee will not be challenged by a liquidator or examiner or that a court would uphold such payment or guarantee.

An active trading market for the notes may not develop.

The notes constitute new issues of securities, for which there is no existing market. We do not intend to apply for the listing of the notes on any securities exchange. We cannot assure you as to the liquidity of the public markets for the notes or that any active public markets for the notes of any series will develop or continue. If active public markets do not develop or continue, the market prices and liquidity of the notes may be adversely affected.

If a trading market for the notes does develop, changes in our credit ratings or the debt markets could adversely affect the market price of the notes.

The price for the notes depends on many factors, including:

•	our credit ratings;

•	prevailing interest rates being paid by, or the market prices for debt securities issued by, other companies similar to us;

•	our financial condition, financial performance and prospects; and

•	the overall conditions of the general economy and the financial markets.

The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.

Our credit ratings may not reflect all risks of your investments in the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes.

These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

Redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes prior to maturity. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.

Investors in the notes may be unable to enforce judgments obtained in U.S. courts against the issuer or the guarantor.

The guarantor is incorporated under the laws of Ireland, some of the directors and executive officers of the issuer and the guarantor are non-residents of the United States, and a portion of the assets of the guarantor and these persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these nonresident persons or to enforce against the guarantor or these non-resident persons in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. Litigation in non-U.S. jurisdictions is also subject to rules of procedures that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings, and the allocation of costs. See “Service of Process and Enforcement of Liabilities.”

USE OF PROCEEDS

We estimate that the net proceeds from the offering, after deducting the underwriting discounts and commissions and offering fees and expenses payable by us, will be approximately $             million.

The issuer intends to use the net proceeds of this offering (i) to redeem in full the 2021 notes, of which $300 million aggregate principal amount were outstanding as of June 30, 2017, (ii) to redeem in full the 2023 notes, of which $300 million aggregate principal amount were outstanding as of June 30, 2017, (iii) to pay the related redemption premiums, and to pay all fees and expenses related thereto, (iv) to repay approximately $165.0 million of borrowings under the New Revolving Credit Facility, and (v) to use the remaining proceeds for general corporate purposes. Unless earlier redeemed or repaid, the 2021 notes will mature in accordance with their terms on October 1, 2021 and bear interest at a rate of 5.75% per annum. The redemption in full of the 2021 notes will be conditioned on the consummation of this offering of the notes. Unless earlier redeemed or repaid, the 2023 notes will mature in accordance with their terms on September 15, 2023 and bear interest at a rate of 5.875% per annum. The redemption in full of the 2023 notes will be conditioned on the consummation of this offering of the notes. Nothing contained in this prospectus supplement constitutes notice of redemption for the 2021 notes or the 2023 notes.

Certain of the underwriters or their respective affiliates are lenders under the New Revolving Credit Facility and hold positions in our 2021 notes and 2023 notes. As a result, such underwriters or their respective affiliates may, as a result of repayment of borrowings under our New Revolving Credit Facility and the redemption of the 2021 notes and 2023 notes, receive 5% or more of the net proceeds of the offering, excluding underwriting compensation, and, accordingly, would be deemed to have a “conflict of interest” under Rule 5121 of FINRA. As such, this offering will be conducted in accordance with Rule 5121, which requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(c), the appointment of a “qualified independent underwriter” is not necessary in connection with this offering because the notes offered hereby are “investment grade rated” as defined in such rule. In accordance with Rule 5121(c), no sales of the notes will be made to any discretionary account over which any underwriter with a conflict of interest exercises discretion without the prior specific approval of the account holder. See “Underwriting (Conflicts of Interest)”.

CAPITALIZATION

The following table sets forth our unaudited cash and capitalization as of June 30, 2017 on a historical basis and on an as adjusted basis to give effect to the Recent Financing Transactions and this offering and the use of proceeds therefrom.

We are providing the capitalization table below for informational purposes only. It should not be construed to be indicative of our capitalization or financial condition had the Recent Financing Transactions and this offering and the application of the use of proceeds therefrom been completed on the date assumed. The capitalization table below is not necessarily indicative of our future capitalization or financial condition.

This table should be read in conjunction with the information set forth under “Use of Proceeds” and “Description of Other Indebtedness” in this prospectus supplement and the accompanying prospectus and our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2017
(in millions)	Actual	As adjusted
Cash and cash equivalents	$245.5	$

Indebtedness:
Revolving credit facility (1)	—		—
Term Loan A (1)	856.3		—
New Revolving Credit Facility (1)	—		—
New Term Loan Facility (1)	—		700.0
5.75% Senior Notes due 2021 (2)	300.0		—
5.875% Senior Notes due 2023 (2)	300.0		—
Senior notes offered hereby	—
Other debt, including capital leases	1.0		1.0

Total indebtedness	$1,457.3	$

Equity:
Ordinary shares, $0.01 par value	0.9
Retained earnings (3)	468.9
Accumulated other comprehensive loss	(204.5)
Noncontrolling interest	4.1

Total equity	$269.4	$

Total capitalization	$1,726.7	$

(1)	On September 12, 2017, we repaid our senior secured credit facilities and entered into the New Senior Unsecured Credit Facilities consisting of (i) a $700.0 million New Term Loan Facility and (ii) a $500.0 million New Revolving Credit Facility. The as adjusted amount gives effect to the assumed use of proceeds of this offering to repay approximately $165.0 million of borrowings under the New Revolving Credit Facility. See “Description of Other Indebtedness” for additional detail.
(2)	The as adjusted amount gives effect to the assumed use of proceeds of this offering to redeem in full the 2021 notes and the 2023 notes, including the payment of redemption premiums and fees and expenses related thereto.
(3)	The as adjusted amount gives effect to the estimated charges related to the redemption of the 2021 notes and the 2023 notes, which includes the write off of deferred financing costs, the payment of redemption premiums and fees and expenses, and the repayment of our senior secured credit facilities, which includes the write-off of deferred financing costs and other expenses.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges (i) on a historical basis for the five fiscal years ended December 31, 2016 and the six months ended June 30, 2017 and (ii) on a pro forma basis for the year ended December 31, 2016 and the six months ended June 30, 2017, after giving effect to the Recent Financing Transactions, the issuance of the notes in this offering and the application of the net proceeds from this offering as described in “Use of Proceeds,” and assuming the foregoing transactions had been completed as of the first day of each of the periods mentioned above. The pro forma ratios do not necessarily reflect what our actual ratios of earnings to fixed charges would have been had these transactions occurred as of those dates or predict our ratio of earnings to fixed charges for any future period. As of the date of this prospectus, we have no preferred stock outstanding, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

	Six Months Ended June 30,		Years Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges (1)	6.4	4.9	4.3	5.4	11.2	28.6
Pro forma ratio of earnings to fixed charges (1)

(1)	The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges for the periods indicated where earnings consists of (1) earnings from continuing operations before income taxes plus (2) fixed charges. Fixed charges consist of (a) interest on all indebtedness, (b) amortization of premiums, discounts and capitalized expenses related to indebtedness and (c) an interest component representing the estimated portion of rental expense that management believes is attributable to interest.

DESCRIPTION OF OTHER INDEBTEDNESS

On September 12, 2017, we repaid our prior senior secured credit facilities and entered into the New Senior Unsecured Credit Facilities consisting of (i) a $700.0 million New Term Loan Facility and (ii) a $500.0 million New Revolving Credit Facility.

Unsecured Credit Facilities

New Term Loan Facility. Allegion plc is the borrower under the New Term Loan Facility in an aggregate principal amount of $700.0 million. Allegion US Holding Company Inc. is jointly and severally liable with respect to the New Term Loan Facility. Amounts borrowed under the New Term Loan Facility that are repaid or prepaid may not be reborrowed.

The New Term Loan Facility amortizes in quarterly installments, with the first such installment due on December 31, 2017, at the following rates per annum: 5.00% in 2017, 2018, 2019 and 2020 and 10.00% in 2021 and each of the first two fiscal quarters of 2022 (with all amounts not previously repaid due on September 12, 2022).

New Revolving Credit Facility. Allegion plc and Allegion US Holding Company Inc. are the borrowers under the New Revolving Credit Facility that permits borrowings of up to $500.0 million. The New Revolving Credit Facility is comprised of two tranches: a tranche available in U.S. dollars and a tranche available in U.S. dollars, euros, pounds sterling and other currencies to be agreed from time to time. Borrowings under the multi-currency tranche are capped at $100.0 million. The New Revolving Credit Facility matures and the commitments thereunder terminate on September 12, 2022. Amounts repaid under the New Revolving Credit Facility may be reborrowed. The borrowers will pay certain fees with respect to the New Senior Unsecured Credit Facilities, including a commitment fee on the undrawn portion of the New Revolving Credit Facility ranging from 0.125% to 0.20%, depending on the corporate credit rating of the applicable borrower. The borrowers are permitted to designate any wholly-owned subsidiary as an “additional borrower” under the New Revolving Credit Facility.

Guarantees. The indebtedness, obligations and liabilities under the New Senior Unsecured Credit Facilities will be fully and unconditionally guaranteed on an unsecured basis by (i) Allegion plc (in the case of the indebtedness, obligations and liabilities of Allegion US Holding Company Inc. or any additional borrower) and Allegion US Holding Company Inc. (in the case of the indebtedness, obligations and liabilities of Allegion plc or any additional borrower), and (ii) any entity that guarantees any outstanding public debt of Allegion plc or Allegion US Holding Company Inc. other than the 2021 notes and the 2023 notes.

Voluntary Prepayments. The borrowers may voluntarily prepay loans outstanding under the New Term Loan Facility or the New Revolving Credit Facility in whole or in part at any time without premium or penalty, subject to the payment of customary breakage costs in the case of prepayments of LIBOR rate loans. Optional prepayments of the New Term Loan Facility will be applied to the remaining installments thereof as directed by the borrowers.

Commitments under the New Revolving Credit Facility may be reduced in whole or in part at any time without premium or penalty.

Covenants. The New Senior Unsecured Credit Facilities contains certain covenants that, among other things, limit or restrict the ability of Allegion plc and Allegion US Holding Company Inc., as the borrowers, , and certain of their subsidiaries to (subject to certain qualifications and exceptions):

•	create liens and encumbrances on assets and property of loan parties;

•	incur subsidiary indebtedness;

•	merge, dissolve, liquidate or consolidate; and

•	dispose of or transfer assets.

In addition, we are required under the New Senior Unsecured Credit Facilities to comply with (a) a maximum ratio of total consolidated indebtedness (net of unrestricted cash up to $200 million) to consolidated EBITDA and (b) a minimum ratio of consolidated EBITDA to consolidated interest expense (net of interest income).

Interest Rates and Fees. Outstanding borrowings under the New Senior Unsecured Credit Facilities accrue interest, at the option of the borrowers, at a per annum rate of (i) a LIBOR rate plus the applicable margin or (ii) a base rate plus the applicable margin. The applicable margin for borrowings under the New Revolving Credit Facility and the New Term Loan Facility are subject to a corporate credit rating-based pricing grid with the applicable margin for LIBOR loans ranging from 1.125% to 1.500%.

Events of Default. During an event of default, overdue principal under the New Senior Unsecured Credit Facilities may bear interest at a rate 2.00% in excess of the otherwise applicable rate of interest. In addition, if an event of default occurs and is continuing, the lenders under the New Senior Unsecured Credit Facilities will be entitled to take various actions, including the acceleration of amounts due under the New Senior Unsecured Credit Facilities.

DESCRIPTION OF THE NOTES

In this description, (i) the term “Issuer” refers only to Allegion US Holding Company Inc. and not to any of its affiliates, (ii) the “Guarantor” refers to Allegion plc, the parent company of the Issuer and the guarantor of the notes offered hereby, and not to any of its affiliates and (iii) the terms “we,” “our” and “us” each refer to Allegion plc and its consolidated subsidiaries.

The following description of the particular terms and conditions of the notes supplements, and to the extent inconsistent therewith, replaces the description of the general terms and conditions of the debt securities set forth under “Description of Debt Securities” in the accompanying prospectus. You should read the accompanying prospectus and this prospectus supplement together for a more complete description of the Indenture (as defined below) and the notes. The following description and the description set forth under “Description of Debt Securities” in the accompanying prospectus are only summaries of the material provisions of the Indenture and the notes, do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, not the following description, defines your rights as Holders of the notes.

General

The Issuer will issue $             million aggregate principal amount of     % Senior Notes due 2024 (the “2024 notes”) and $             million aggregate principal amount of     % Senior Notes due 2027 (the “2027 notes” and, together with the 2024 notes, the “notes”) under an indenture to be dated as of the date of issuance of the notes (the “Issue Date”) (as may be supplemented from time to time, the “Indenture”) among the Issuer, the Guarantor and Wells Fargo Bank, National Association, as trustee. The terms of the notes of each series include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Copies of the form of the Indenture may be obtained from the Issuer upon request.

The notes will be the Issuer’s general unsecured obligations and will rank equally with all of its other unsecured and unsubordinated indebtedness and senior in right of payment to any future subordinated indebtedness of the Issuer that expressly provides for subordination to the notes. The notes will be structurally subordinated to indebtedness and other liabilities of the subsidiaries of the Issuer, none of which will guarantee the notes.The notes will be effectively subordinated in right of payment to any future secured indebtedness of the Issuer to the extent of the value of the assets securing such indebtedness. As of June 30, 2017, on an as adjusted basis to give effect to the Recent Financing Transactions and this offering and the use of proceeds therefrom, the Issuer had no secured or subordinated indebtedness outstanding.

The Issuer may redeem any series of notes in whole or in part at any time at the applicable redemption prices described under “—Optional Redemption” below. The Issuer may issue additional notes of each series from time to time after this offering. The notes of each series and any additional new notes of such series subsequently issued under the Indenture would be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions. If the additional notes of a series, if any, are not fungible with the notes of that series offered hereby for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. The notes will not have the benefit of a sinking fund. If a Change of Control Repurchase Event (as defined below) occurs, except to the extent the Issuer has exercised its right to redeem the notes, the Issuer will be required to offer to repurchase the notes of each series, as described under “—Change of Control Repurchase Event” below.

The Indenture does not limit the aggregate amount of debt securities which may be issued. Other than the provisions relating to a Change of Control Repurchase Event and the limitation on creating or incurring certain liens as described in “—Limitations on Liens” below and the limitation on entering into certain sale-leaseback transactions as described in “—Limitations on Sale-Leaseback Transactions” below, the Indenture does not contain any debt covenants or provisions which would afford the holders of the notes protection in the event of a highly leveraged transaction.

The trustee will not be liable for special, indirect, exemplary, incidental, punitive or consequential or other similar loss or damage of any kind under the Indenture. The Issuer, the Guarantor, and the trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the notes or any transaction contemplated thereby.

The notes will be issued only in fully registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes of each series will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under “Book-Entry; Delivery and Form.” The transferor of any note shall provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Guarantee

The notes and the other payment obligations of the Issuer under the Indenture will be fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantee”) by the Guarantor, the parent company of the Issuer.

The Guarantee will rank equally with all of the Guarantor’s other unsecured and unsubordinated indebtedness and senior in right of payment to any future subordinated indebtedness of the Guarantor that expressly provides for subordination to the Guarantee. The Guarantee will be effectively subordinated to any secured indebtedness of the Guarantor to the extent of the value of the assets securing such indebtedness. As of June 30, 2017, on an as adjusted basis to give effect to the Recent Financing Transactions and this offering and the use of proceeds therefrom, the Guarantor had no secured or subordinated indebtedness outstanding. The notes will be structurally subordinated to indebtedness and other liabilities of the subsidiaries of the Guarantor (other than the Issuer), none of which will guarantee the notes.

The obligations of the Guarantor under its Guarantee will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law and, therefore, are limited to the amount that the Guarantor could guarantee without such Guarantee constituting a fraudulent conveyance; this limitation, however, may not be effective to prevent such Guarantee from constituting a fraudulent conveyance. If the Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, the Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Our being subject to certain fraudulent transfer and conveyance statutes may have adverse implications for the holders of the notes,” “Risk Factors—Irish law differs from the laws in effect in the United States and may afford less protection to the holders of the notes” and “Risk Factors—Applicable Irish law may allow courts, under specific circumstances, to void, vary or subordinate the guarantee and require the holders of the notes to return payments received from the guarantor.”

Interest and Maturity

The 2024 notes will bear interest at the rate of     % per year. The 2027 notes will bear interest at the rate of     % per year. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the 2024 notes and the 2027 notes will be payable semi-annually in arrears on             and             , commencing                 , 2018, and ending on the applicable maturity date of such notes, to the persons in whose names the notes are registered on the preceding             and             (whether or not that date is a business day). If the maturity date of the notes of a series falls on a day that is not a business day, the related payment of principal and interest will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day. If any payment date would otherwise be a day that is not a business day, the related payment will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day. Interest on the notes will accrue from the most recent interest payment date or, if no interest has been paid, from the date of issuance of the notes.

The 2024 notes will mature on                 , 2024. The 2027 notes will mature on                 , 2027.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuer may be required to offer to purchase the notes as described under the caption “—Change of Control Repurchase Event.” We may at any time and from time to time purchase notes in the open market, negotiated transactions or otherwise.

Optional Redemption

At the Issuer’s option, the Issuer may redeem any series of notes, in whole or in part, at any time prior to the applicable Par Call Date, on at least 10 days’, but no more than 60 days’, prior written notice mailed (or otherwise delivered in accordance with the applicable procedures of DTC) to the registered holders of the notes to be redeemed. Upon redemption of such notes, the Issuer will pay a redemption price as calculated by a Reference Treasury Dealer selected by the Issuer equal to the greater of:

(1)	100% of the principal amount of the notes to be redeemed; and

(2)	the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if the notes matured on the applicable Par Call Date (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate described below plus basis points in the case of the 2024 notes and basis points in the case of the 2027 notes (any excess of this clause (2) over clause (1) above being referred to as the “Make-Whole Premium”);

in each case, plus accrued and unpaid interest to the date of redemption on the principal amount of the notes being redeemed. The trustee will not be responsible for such calculation.

At any time on or after the applicable Par Call Date, the Issuer may redeem any series of notes, in whole or in part, on at least 10 days’, but no more than 60 days’, prior written notice mailed (or otherwise delivered in accordance with the applicable procedures of DTC) to the registered holders of the notes to be redeemed, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to the date of redemption on the principal amount of the notes being redeemed.

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

“Comparable Treasury Issue” means, with respect to the notes of any series to be redeemed prior to the applicable Par Call Date, the United States Treasury security selected by a Reference Treasury Dealer selected by the Issuer as having a maturity comparable to the remaining term of such notes (assuming, for this purpose, that the notes mature on the applicable Par Call Date) that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes (assuming, for this purpose, that the notes mature on the applicable Par Call Date).

“Comparable Treasury Price” means, with respect to any date of redemption, the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the Issuer is provided fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Par Call Date” means                 , 2024 in the case of the 2024 notes (the date that is two months prior to the maturity date of the 2024 notes) and                 , 2027 in the case of the 2027 notes (the date that is three months prior to the maturity date of the 2027 notes).

“Reference Treasury Dealer” means each of (i) J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, and their respective successors; and (ii) any other primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) selected by the Issuer. If any of the foregoing ceases to be a Primary Treasury Dealer, the Issuer must substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day before the date of redemption.

Unless the Issuer defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the notes or portions of the notes called for redemption.

Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs with respect to the notes, except to the extent the Issuer has exercised its right to redeem the notes as described above, the Issuer will make an offer to each holder of the notes of each series to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof) of that holder’s notes at a repurchase price (the “repurchase price”) in cash equal to 101% of the aggregate principal amount of such notes repurchased plus any accrued and unpaid interest on such notes repurchased to, but not including, the repurchase date. Within 30 days following a Change of Control Repurchase Event or, at the Issuer’s option, prior to a Change of Control, but after the public announcement of such Change of Control, the Issuer will mail, or cause to be mailed, or otherwise deliver in accordance with the applicable procedures of DTC, a notice to each holder of the notes of each series, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the notes on the payment date specified in the notice (such offer the “repurchase offer” and such date the “repurchase date”), which repurchase date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered, pursuant to the procedures described in such notice. The notice shall, if mailed or delivered prior to the date of consummation of the Change of Control, state that the repurchase offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the repurchase date.

The Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes of each series as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have its obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the repurchase date following a Change of Control Repurchase Event, the Issuer will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the repurchase offer;

(2)	deposit with the trustee or with such paying agent as the trustee may designate an amount equal to the aggregate repurchase price for all notes or portions of notes properly tendered; and

(3)	deliver, or cause to be delivered, to the trustee the notes properly accepted for payment by the Issuer, together with an officer’s certificate stating the aggregate principal amount of notes being repurchased by the Issuer pursuant to the repurchase offer.

The trustee will promptly mail, or cause the paying agent to promptly mail, or otherwise deliver in accordance with the applicable procedures of DTC, to each holder of notes, or portions of notes, properly tendered and accepted for payment by the Issuer the repurchase price for such notes, or portions of notes.

The Issuer will not be required to make a repurchase offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all notes or portions of notes properly tendered and not withdrawn under its offer.

If Holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in connection with a Change of Control Repurchase Event and the Issuer, or any third party making a repurchase offer in lieu of the Issuer as described above, purchases all of the notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 days nor more than 60 days’ prior notice, provided, that such notice is given not more than 30 days following such repurchase date pursuant to the repurchase offer described above, to redeem all notes that remain outstanding following such repurchase date on a date at a price in cash equal to the repurchase price described above.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Ratings Event” means, with respect to the notes of any series, on any day within the 60-day period (which period shall be extended so long as the rating of the notes of such series is under publicly announced consideration for a possible downgrade by any Rating Agency) after the earlier of (1) the occurrence of a Change of Control, or (2) public announcement of the occurrence of a Change of Control or the Issuer’s intention to effect a Change of Control, the notes of such series are rated below Investment Grade by at least two of the three Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not publicly announce or publicly confirm or inform us in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Ratings Event).

“Change of Control” means the occurrence of any of the following: (a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than (1) the Guarantor or any of its subsidiaries, (2) any employee benefit plan (or a trust forming a part thereof) maintained by the Guarantor or any of its subsidiaries, or (3) any underwriter temporarily holding Voting Stock of the Guarantor pursuant to an offering of such Voting Stock, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Guarantor’s Voting Stock or other Voting Stock into which the Guarantor’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares; (b) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Guarantor and its subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to the Guarantor or one of its subsidiaries; or (c) the Guarantor consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Guarantor, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Guarantor or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Guarantor outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event with respect to any series of notes.

“Fitch” means Fitch Ratings Inc., and its successors.

“Investment Grade” means, with respect to Fitch, a rating of BBB– or better (or its equivalent under any successor rating categories of Fitch), with respect to Moody’s, a rating of Baa3 or better (or its equivalent under any successor rating categories of Moody’s), and with respect to S&P, a rating of BBB– or better (or its equivalent under any successor rating categories of S&P), or if the applicable securities are not then rated by Fitch, Moody’s or S&P an equivalent investment grade credit rating by any additional Rating Agency or Rating Agencies selected by the Issuer.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P, and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Issuer’s control, a different nationally recognized statistical rating organization selected by the Issuer as a replacement agency for Fitch, Moody’s or S&P, or each of them, as applicable.

“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The Change of Control Repurchase Event provisions of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Guarantor and, thus, the removal of incumbent management. The Issuer or the Guarantor could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuer’s or the Guarantor’s capital structure or credit ratings on the notes of any series.

If the Issuer experiences a Change of Control Repurchase Event, the Issuer may not have sufficient financial resources available to satisfy its obligations to repurchase all notes or portions of notes properly tendered. Furthermore, debt agreements to which the Issuer may become a party in the future may contain restrictions and provisions limiting its ability to repurchase the notes. The Issuer’s failure to repurchase the notes as required under the Indenture would result in a default under the Indenture, which could have material adverse consequences for the Issuer and the holders of the notes.

Selection and Notice

With respect to any partial redemption or repurchase of notes of any series made pursuant to the Indenture, if less than all of the notes of such series are to be redeemed at any given time, selection of such notes for redemption will be made by the trustee (a) if such notes are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which such notes are listed, (b) on a pro rata basis to the extent practicable or such other method that the trustee deems fair and appropriate or (c) by lot or such other similar method in accordance with the procedures of The Depository Trust Company; provided, that no notes of $2,000 or less shall be redeemed or repurchased in part.

If any note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. If any notes are to be purchased or redeemed in part only, the Issuer will issue a new note (or cause to be transferred by book entry) in principal amount equal to the unredeemed or unpurchased portion of the original note in the name of the Holder thereof upon cancellation of the original note; provided that each new note will be in a principal amount equal to $2,000 or any integral multiple of $1,000 in excess thereof.

Notes called for redemption or repurchase become due on the date fixed for redemption or repurchase. On and after the redemption or repurchase date, unless the Issuer defaults in payment of the redemption or repurchase price, interest shall cease to accrue on notes or portions thereof called for redemption or repurchase. Notices of redemption may not be conditioned on the happening of a future event.

Limitation on Liens

Neither we nor any of our subsidiaries may, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness secured by a Lien (other than a Permitted Lien) upon any Principal Property or upon the Capital Stock of any subsidiary (in each case, whether owned on the Issue Date or thereafter acquired) without equally and ratably securing the notes then outstanding, unless the aggregate principal amount of all outstanding Indebtedness of us and our subsidiaries that is secured by Liens (other than Permitted Liens) on any Principal Property or upon the Capital Stock of any subsidiary (in each case, whether owned on the Issue Date or thereafter acquired) plus the amount of all outstanding Attributable Debt incurred pursuant to the first bullet under the covenant entitled “Limitation on Sale-Leaseback Transactions” would not exceed 15% of Consolidated Net Tangible Assets calculated as of the date of the creation or incurrence of the Lien. This limitation does not apply to Permitted Liens.

Limitation on Sale-Leaseback Transactions

Neither we nor any of our subsidiaries may sell any Principal Property (whether owned on the Issue Date or thereafter acquired) with the intention of taking back a lease of that property for a period of more than three years (including renewals at the option of the lessee) other than leases between us and any of our subsidiaries or leases between our subsidiaries (a “Sale-Leaseback Transaction”), unless:

•	after giving effect thereto, the aggregate amount of all outstanding Attributable Debt with respect to all such transactions, plus the amount of outstanding indebtedness secured by a Lien (other than a Permitted Lien) upon any Principal Property or upon the Capital Stock of any subsidiary (in each case, whether owned on the Issue Date or thereafter acquired) incurred without equally and ratably securing the notes pursuant to the covenant entitled “Limitation on Liens” would not exceed 15% of Consolidated Net Tangible Assets calculated at the time of the transaction; or

•	within one year after such sale and leaseback transaction, we or such subsidiary applies an amount equal to the greater of the net proceeds of such sale and leaseback transaction and the fair market value at the time of the transaction of the Principal Property so leased to the retirement of Funded Debt of us or any of our Subsidiaries.

For purposes of the foregoing discussion of limitation on liens and limitation on sale-leaseback transactions, the following definitions are applicable:

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of the determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Consolidated Net Tangible Assets” means the aggregate amount of our and our consolidated subsidiaries’ assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any current liabilities constituting Funded Debt by reason of being extendible or renewable), (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (c) minority equity interests in any of our subsidiaries that is not a wholly-owned subsidiary, all as set forth on or included in our balance sheet for its most recent completed fiscal quarter for which internal financial statements are available computed in accordance with GAAP.

“Financing Lease Obligation” means an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Funded Debt” means all Indebtedness, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, of any Person, for the repayment of borrowed money having a maturity of more than 12 months from the date of its creation or having a maturity of less than 12 months from the date of its creation but by its terms being renewable or extendible beyond 12 months from such date at the option of such Person. For the purpose of determining “Funded Debt” of any Person, there will be excluded any particular Indebtedness if, on or prior to the maturity thereof, there will have been deposited with the proper depository in trust the necessary funds for the payment, redemption or satisfaction of such Indebtedness.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of bankers’ acceptances;

(4)	representing Financing Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Permitted Liens” means:

(1)	Liens existing on the date the notes were first issued;

(2)	Liens in favor of us or any of our subsidiaries;

(3)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with us or any of our subsidiaries; provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with us or any of our subsidiaries;

(4)	Liens on property existing at the time of the acquisition, construction or improvement of such property by us or any of our subsidiaries after the date the notes were first issued; provided that such Liens were created or assumed contemporaneously with, or within 180 days of, such acquisition, construction or improvement and which are created to secure, or provide for the payment of, all or any part of the cost of such acquisition, construction or improvement;

(5)	Liens to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(7)	any extension, renewal or replacement of any Lien referred to above; provided that (a) such extension, renewal or replacement Lien is limited to the same property that secured the original Lien (plus improvements and accessions to such property) and (b) the Indebtedness secured by the new Lien is not greater than the Indebtedness secured by the Lien that is extended, renewed or replaced; and

(8)	zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of our or any of our subsidiaries’ business taken as a whole.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or other entity of whatever nature.

“Principal Property” means any manufacturing plant, warehouse or other similar facility or any parcel of real estate or group of contiguous parcels of real estate owned by us or any of our subsidiaries (whether owned on the date the notes were first issued or thereafter acquired) that has a gross book value on the date as of which the determination is being made, without deduction of any depreciation reserves, exceeding 3% of Consolidated Net Tangible Assets.

Additional Amounts

The Guarantor will be required to make all payments under or with respect to the Guarantee free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter “Taxes”) imposed or levied by or on behalf of (i) Ireland or any political subdivision or any authority or agency therein or thereof having power to tax, (ii) any other jurisdiction in which the Guarantor is organized or is otherwise resident for tax purposes or any political subdivision or any authority or agency therein or thereof having the power to tax, or (iii) any jurisdiction from or through which payment under or with respect to the Guarantee is made or any political subdivision or any authority or agency therein or thereof having the power to tax (each a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such Taxes is required by law or by the official interpretation or administration thereof.

If the Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Guarantee, the Guarantor will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by a holder (including Additional Amounts) after such withholding or deduction (including any such withholding or deduction in respect of such Additional Amounts) will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the holder, applicable recipient of payment or beneficial owner of the note or any payment in respect of such note (each, a “relevant holder”) (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant holder, if the relevant holder is an estate, nominee, partnership, trust, corporation or other business entity) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction, but excluding a connection arising solely from the acquisition, ownership or holding of such note or the receipt of any payment in respect of such note or the Guarantee or the exercise or enforcement of rights under such note or the Guarantee); (2) any estate, inheritance, gift, sales, use, value added, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (3) any Taxes imposed as a result of the failure of the relevant holder of the notes to comply with a timely request in writing of the Issuer or the Guarantor (such request being made at a time that would enable such relevant holder acting reasonably to comply with that request) to provide information concerning such relevant holder’s nationality, residence, identity or connection with any Relevant Taxing Jurisdiction, if and to the extent that due and timely compliance with such request under applicable law, regulation or administrative practice would have reduced or eliminated such Taxes with respect to such relevant holder; (4) any Taxes that are payable other than by deduction or withholding from a payment on the Guarantee; (5) any Taxes that would not have been so imposed if the relevant holder had presented the note for payment (where presentation is required) to, or otherwise accepted payment from, another paying agent in a member state of the European Union; or (6) any Taxes withheld or deducted pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, or any comparable or successor version of such Sections, any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements or treaties (including any law implementing any such agreement or treaty) entered into in connection with the implementation thereof; nor will the Guarantor pay Additional Amounts (a) to the extent the payment could have been made without such deduction or withholding if the note had been presented for payment (where presentation is permitted or required for payment) within 30 days after the date on which such payment or such note became due and payable or the date on which payment thereof is duly provided for, whichever is later, (b) with respect to any payment on a note to any holder who is a fiduciary or partnership (including an entity treated as a partnership for tax purposes) or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such note, or (c) in respect of any note to the extent such withholding or deduction is imposed as a result of any combination of clauses (1), (2), (3), (4), (5), (6), (a) and (b) of this paragraph.

The Guarantor will make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Guarantor will provide the trustee, for the benefit of the holders, with official receipts evidencing the payment of any Taxes so withheld or deducted. If, notwithstanding the Guarantor’s efforts to obtain such receipts, the same are not obtainable, the Guarantor will provide the trustee with other evidence. In no event, however, shall the Guarantor be required to disclose any information that the Guarantor reasonably deems to be confidential.

If the Guarantor is or will become obligated to pay Additional Amounts under or with respect to any payment made on the Guarantee, at least 30 days prior to the date of such payment, the Guarantor will deliver to the trustee an officer’s certificate stating that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the paying agent to pay Additional Amounts to holders on the relevant payment date. Whenever in the Indenture there is mentioned, in any context:

(x)	the payment of principal or interest;

(y)	redemption prices or purchase prices in connection with a redemption or purchase of notes; or

(z)	any other amount payable on or with respect to the Guarantee;

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. Neither the trustee nor the paying agent shall have any responsibility or liability for the determination, verification or calculation of any Additional Amounts.

The Issuer will pay any present or future stamp, court or documentary Taxes or any other excise, property or similar Taxes that arise in the United States or in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the notes, the Indenture, the Guarantee or any other document or instrument in relation thereto, and will agree to indemnify the relevant holders for any such Taxes paid by such holders. The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and any transfer of the notes and will apply, mutatis mutandis, to any jurisdiction in which any successor to the Guarantor is organized or resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein (each of which shall also be treated as a Relevant Taxing Jurisdiction).

Redemption for Taxation Reasons

The Issuer is entitled to redeem any series of notes, at its option, at any time in whole but not in part, at 100% of the principal amount thereof, plus accrued and unpaid interest and all Additional Amounts (if any), to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Guarantor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes of such series, any Additional Amounts with respect to the notes of such series as a result of:

(1)	a change in or an amendment to the laws (including any regulations, protocols or rulings promulgated and treaties enacted thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

(2)	any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, treaties or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the Issue Date and the Guarantor cannot avoid such obligation by taking reasonable measures available to it; provided, that for this purpose reasonable measures shall not include any change in the Guarantor’s jurisdiction of organization or location of its principal executive office. Notice of such redemption (which notice shall be irrevocable) shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 10 but not more than 60 days before the redemption date to each holder of notes of such series at such holder’s registered address or otherwise in accordance with the procedures of The Depository Trust Company. Notwithstanding the foregoing, no such notice of redemption will be given (i) earlier than 90 days prior to the earliest date on which the Guarantor would be obliged to make such payment of Additional Amounts and (ii) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

Before the Issuer mails or delivers notice of redemption of any series of notes as described above, the Issuer will deliver to the trustee an officer’s certificate stating that the Guarantor cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it and that all conditions precedent to the redemption have been complied with. The Issuer will also deliver an opinion of counsel to the effect that the Guarantor would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or a new application or interpretation of such laws or regulations (as described in (1) or (2) in the first paragraph above) and that all conditions precedent to the redemption have been complied with.

The foregoing will apply, mutatis mutandis, to any jurisdiction in which any successor to the Guarantor is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

Reports and Other Information

The Indenture will provide that, notwithstanding that the Guarantor may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Guarantor will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as any notes are outstanding, the annual reports, information, documents and other reports that the Guarantor is required to file with the SEC pursuant to such Section 13(a) or 15(d) or would be so required to file if Guarantor were so subject.

Notwithstanding the foregoing, the Guarantor will not be obligated to file such reports with the SEC if the SEC does not permit such filing, so long as the Guarantor provides such information to the trustee and the Holders by the date the Guarantor would be required to file such information pursuant to the preceding paragraph. The requirements set forth in this paragraph and the preceding paragraph may be satisfied by delivering such information to the trustee and posting copies of such information on a website (which may be nonpublic and may be maintained by the Guarantor or a third party) to which access will be given to Holders.

Delivery of such statements, reports, notices and other information and documents to the trustee pursuant to any of the provisions of this covenant is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the trustee is entitled to rely exclusively on officer’s certificates). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s or the Guarantor’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the Indenture, or participate in any conference calls.

Notwithstanding the foregoing, if at any time the Guarantor is no longer required under GAAP to consolidate the Issuer in its consolidated financial statements, the requirements set forth in this section shall apply to the Issuer, not the Guarantor.

Consolidation, Merger and Sale of Assets

The Issuer may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of its properties and assets to another person, provided that the following conditions are satisfied:

•	the Issuer is the continuing entity, or the resulting, surviving or transferee person (the “Successor Issuer”) is a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Issuer (if not the Issuer) will expressly assume, by supplemental indenture, all of the Issuer’s obligations under the Indenture and the notes issued thereunder;

•	immediately after giving effect to that transaction, no default or event of default under the Indenture has occurred and is continuing;

•	the Guarantor, unless it is the other party to the transactions described above, will by supplemental indenture confirm that its Guarantee shall apply to the obligations of the Successor Issuer (if not the Issuer) under the Indenture and the notes; and

•	the Issuer delivers to the trustee an officer’s certificate and an opinion of counsel that the merger, consolidation, transfer, sale, lease or conveyance and any supplemental indenture, as the case may be, complies with the applicable provisions of the Indenture.

The Guarantor may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of its properties and assets to another person, provided that the following conditions are satisfied:

•	the Guarantor is the continuing entity, or the resulting, surviving or transferee person (the “Successor Guarantor”) is a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, any Member State of the European Union, Bermuda, Cayman Islands, British Virgin Islands, Gibraltar, the British Crown Dependencies, any member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing, and the Successor Guarantor (if not the Guarantor) will expressly assume, by supplemental indenture, all of the Guarantor’s obligations under the Indenture;

•	immediately after giving effect to that transaction, no default or event of default under the Indenture has occurred and is continuing; and

•	the Guarantor delivers to the trustee an officer’s certificate and an opinion of counsel that the merger, consolidation, transfer, sale, lease or conveyance and the supplemental indenture, as the case may be, complies with the applicable provisions of the Indenture.

The Successor Issuer or Successor Guarantor, as the case may be, will succeed to, and be substituted for, the Issuer or the Guarantor, respectively, under the Indenture and the notes issued thereunder and the Issuer or the Guarantor, as the case may be, will automatically be released and discharged from its obligations under the Indenture and the notes issued thereunder.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

The covenant described under this heading replaces and supersedes the description set forth under “Description of the Debt Securities—Covenants—Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

Additional Events of Default

In addition to the events of default specified in clauses (1) through (6) under “Description of the Debt Securities—Events of Default” in the accompanying prospectus, the following shall be events of default with respect to each series of notes issued hereby:

(7)	the Guarantee of the Guarantor with respect to notes of such series shall for any reason cease to be in full force (except as contemplated by the terms thereof or by the Indenture) and effect or be declared null and void or any responsible officer of the Guarantor denies that it has any further liability under its Guarantee with respect to notes of such series or gives notice to such effect, other than by reason of the termination of the Indenture; and

(8)	default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Guarantor or any of its subsidiaries or the payment of which is guaranteed by the Guarantor or any of its subsidiaries, other than Indebtedness owed to the Guarantor or any of its subsidiaries, whether such Indebtedness or guarantee now exists or is created after the Issue Date, if both

(A) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity, and

(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100.0 million or more at any one time outstanding.

Concerning the Trustee

Wells Fargo Bank, National Association has agreed to serve as the trustee, registrar, paying agent and custodian for DTC under the Indenture and assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. We now have, and may from time to time conduct, other banking transactions, including lending transactions, or maintaining deposit accounts with, the trustee in the ordinary course of business. Wells Fargo Securities, LLC, an affiliate of the trustee, is one of the underwriters. A portion of the net proceeds from the notes will be used to pay down an existing loan to Wells Fargo Bank, National Association. See “Use of Proceeds.”

BOOK-ENTRY; DELIVERY AND FORM

The notes will be represented by one or more global notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes initially will be deposited upon issuance with the trustee as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

The notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments, notices and for all other purposes. Consequently, neither we, the trustee nor any agent of us or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the Global Notes for definitive notes in registered certificated form (“Certificated Notes”), and to distribute such notes to its participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants, it is under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither we, the trustee nor any agent of us or the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (A) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

(2)	we, at our option, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing an event of default with respect to the notes.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures). In connection with any proposed exchange of a Certificated Note for a Global Note, we or DTC shall be required to provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Same-Day Settlement and Payment

We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income and estate tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of the notes as of the date hereof. This summary deals only with notes that are held as capital assets by a non-U.S. holder (as defined below) who acquires the notes for cash upon original issuance at their initial offering price. This summary replaces and supersedes in its entirety the section entitled “Material Tax Considerations” in the accompanying prospectus.

A “non-U.S. holder” means a beneficial owner of the notes (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

A modified definition of non-U.S. holder applies for United States federal estate tax purposes (as discussed below).

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income or estate tax laws (including if you are a United States expatriate, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

This summary is for general information only and is not tax advice for any particular investor. If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of the notes, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

United States Federal Withholding Tax

Subject to the discussions of backup withholding and FATCA below, United States federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest” rule, provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•	either (1) you provide your name and address on and otherwise complete an applicable Internal Revenue Service (“IRS”) Form W-8 or other applicable form, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (2) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you generally will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI (or other applicable form) certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement, redemption or other taxable disposition of a note.

United States Federal Income Tax

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base), then you generally will be subject to United States federal income tax on that interest on a net income basis in generally the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments. If interest received with respect to the notes is effectively connected income (whether or not a treaty applies), the 30% withholding tax described above will not apply, provided the applicable certification requirements discussed above in “—United States Federal Withholding Tax” are satisfied.

Subject to the discussions of backup withholding and FATCA below, any gain realized on the sale or other taxable disposition of a note generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base), in which case such gain generally will be subject to United States federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described above; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will generally be subject to a flat 30% United States federal income tax on any gain recognized, which may be offset by certain United States source losses.

United States Federal Estate Tax

If you are an individual who is neither a citizen nor a resident (as specifically defined for United States federal estate tax purposes) of the United States at the time of your death, your estate will not be subject to United States federal estate tax on notes beneficially owned (or deemed to be beneficially owned) by you at the time of your death, provided that any payment of interest to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “—United States Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

Generally, the amount of interest on the notes paid to you and the amount of tax, if any, withheld with respect to those payments will be reported to the IRS and to you. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest on the notes made to you provided that (i) you are an exempt recipient or (ii) the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the required certification (as described above in the fifth bullet point under “—United States Federal Withholding Tax”).

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless the requirements in clause (ii) of the previous paragraph are satisfied, or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS. The backup withholding and information reporting rules are complex, and you should consult your tax advisors regarding application of these rules to your particular circumstances.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest paid on the notes and, after December 31,

2018, the gross proceeds from a sale or other disposition of the notes, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding or (ii) a “non-financial foreign entity” (as specifically defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—United States Federal Withholding Tax,” the withholding under FATCA may be creditable against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code, or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets (as well as those plan assets that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts or an entity deemed to hold the assets of such plans) with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. The fiduciary of a Plan that proposes to purchase and hold any of the notes should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit between a Plan and a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, the issuer, the underwriters or any of their respective affiliates.

A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the notes by an ERISA Plan with respect to which an issuer, an underwriter or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the notes nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Governmental plans, non-U.S. plans and certain church plans, while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the notes. Any fiduciary of a governmental, non U.S. or such a church plan considering an investment in the notes should consult with its counsel before purchasing the notes to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by the acquisition and holding of a Note, or any interest in a Note, each person who authorizes such acquisition and holding and each subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used to acquire or hold the Note, or any interest therein, constitutes assets of any Plan or (ii) the acquisition and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws and if purchaser or subsequent transferee of a Note is using assets of any ERISA Plan to acquire or hold a Note, such purchaser and subsequent transferee will be deemed to represent that (i) none of us, the underwriters, and any of our or their respective affiliates has acted as the ERISA Plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser or transferee’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to the Notes and none of us, the underwriters, and any of our or their respective affiliates shall at any time be relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire, continue to hold, sell, exchange, vote or provide any consent with respect to the Notes and (ii) the decision to invest in the Notes has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of U.S. Code of Federal Regulations 29 C.F.R. Section 2510.3-21(c), as amended from time to time (the “Fiduciary Rule”), who (a) is independent of us and the underwriters; (b) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (c) is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the purchaser or transferee’s investment in the Notes and is responsible for exercising independent judgment in evaluating the investment in the Notes; (d) is either (A) a bank as defined in Section 202 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of such an ERISA Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker dealer registered under the Securities Exchange Act of 1934, as amended; and/or (E) an Independent Fiduciary (not described in clauses (A), (B), (C) or (D) above) that holds or has under management or control total assets of at least $50 million, and will at all times that such purchaser or transferee holds our common stock hold or have under management or control total assets of at least $50 million; and (e) is aware of and acknowledges that (I) none of us, the underwriters and any of our or their respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the Notes, and (II) we, the underwriters and our and their respective affiliates have a financial interest in the purchaser’s or transferee’s investment in the Notes on account of the fees and other remuneration we or they expect to receive in connection with transactions contemplated hereunder. Notwithstanding the foregoing, any ERISA Plan which is an individual retirement account that is not represented by an Independent Fiduciary shall not be deemed to have made the representation in clause (ii)(d) above.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes (and holding the notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

Purchasers of the notes have the exclusive responsibility for ensuring that their purchase and holding of the notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. We make no representation as to whether an investment in the notes is appropriate for any Plan in general or whether such investment is appropriate for any particular plan or arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

We are offering the notes described in this prospectus supplement and the accompanying prospectus through a number of underwriters. J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the initial public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement, the principal amount of notes listed next to its name in the following table:

Underwriter	Principal amount of 2024 notes	Principal amount of 2027 notes
J.P. Morgan Securities LLC	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Goldman Sachs & Co. LLC

Total	$	$

The underwriters are committed to purchase all the notes offered by us if they purchase any notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the notes directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of     % of the principal amount of the 2024 notes and     % of the 2027 notes. The underwriters may allow, and any such dealers may reallow, a concession not in excess of     % of the principal amount of the 2024 notes and     % of the 2027 notes to certain other brokers or dealers. After the initial public offering of the notes, the offering price and other selling terms may be changed by the underwriters. Sales of the notes made outside of the United States may be made by affiliates of the underwriters. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriting fee is equal to the public offering price less the amount paid by the underwriters to us for the notes. The following table shows the underwriting discounts and commissions to be paid to the underwriters.

Paid by us
Per 2024 note		%
Per 2027 note		%
Total	$

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $         .

We have agreed that we will not, without the prior written consent of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, during the period beginning on the date of this prospectus supplement and continuing until the closing date of this offering, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to any of our securities that are substantially similar to the notes, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

The notes are new issues of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange. The underwriters have advised us that they intend to make a market in each series of the notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with the offering, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

We expect that delivery of the notes will be made against payment therefor on or about , 2017, which is the tenth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+10”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next seven succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships to us, for which they received or will receive customary fees and expenses. For example, certain of the underwriters and their respective affiliates are lenders or agents under the New Senior Unsecured Credit Facilities. If the underwriters or their respective affiliates have a lending relationship with us, certain of those underwriters and their respective affiliates routinely hedge, and certain other of the underwriters and their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, which may include the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities or instruments of ours (directly, as collateral securing other obligations or otherwise)

or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. In addition, from time to time, certain of the underwriters and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long and/or short positions in our debt or equity securities or loans, and may do so in the future.

Conflicts of Interest

Certain of the underwriters or their respective affiliates are lenders under the New Revolving Credit Facility and hold positions in our 2021 notes and 2023 notes. As a result, such underwriters or their respective affiliates may, as a result of repayment of borrowings under our New Revolving Credit Facility and the redemption of the 2021 notes and 2023 notes, receive 5% or more of the net proceeds of the offering, excluding underwriting compensation, and, accordingly, would be deemed to have a “conflict of interest” under Rule 5121 of FINRA. As such, this offering will be conducted in accordance with Rule 5121, which requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(c), the appointment of a “qualified independent underwriter” is not necessary in connection with this offering because the notes offered hereby are “investment grade rated” as defined in such rule. In accordance with Rule 5121(c), no sales of the notes will be made to any discretionary account over which any underwriter with a conflict of interest exercises discretion without the prior specific approval of the account holder.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of the trustee under the Indenture that will govern the notes.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus, registration statement, free writing prospectus or any other offering material or advertisement in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such offer or solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

(a)	(i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issuance of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act (the “FSMA”) by us;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issuance or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in the Republic of Ireland

The notes are not being offered or sold to any person, underwritten or placed in Ireland except in conformity with the provisions of (a) the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 to 3), including, without limitation, Regulations 7 and 152 thereof or any codes of conduct used in connection therewith and the provisions of the Investor Compensation Act 1998, (b) the Companies Act 2014, the Central Bank Acts 1942 to 2015 and any code of conduct rules made under Section 117(1) of the Central Bank Act 1989, (c) the Prospectus (Directive 2003/71/EC) Regulations 2005 and any rules made or guidelines issued under Section 51 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 or, as applicable, Section 1363 of the Companies Act 2014 by the Central Bank of Ireland and (d) the Market Abuse Regulation (EU 596/2014) and any rules made or guidelines issued by the Central Bank of Ireland under Section 1370 of the Companies Act 2014.

Notice to Prospective Investors in Hong Kong

Each underwriter (a) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (b) it has not issued or had in its possession for the purposes of issuance, and will not issue or have in its possession for the purposes of issuance, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

(a)	the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)	the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)	the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)	such action does not require any document to be lodged with ASIC or the ASX.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

LEGAL MATTERS

The validity of the issuance of the notes and the related guarantees will be passed upon for us by Simpson Thacher & Bartlett LLP with respect to U.S. legal matters, and by Arthur Cox, special Irish counsel, with respect to Irish legal matters. The underwriters have been represented by Cravath, Swaine & Moore LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

Allegion has been advised by its Irish counsel, Arthur Cox, that a judgment for the payment of money rendered by a court in the United States would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. In order to enforce a monetary judgment obtained in the United States in Ireland, separate proceedings have to be issued seeking an Irish judgment in the terms of the U.S. judgment. A summary procedure is available in circumstances where an applicant can establish that:

•	the U.S. judgment is for a definite sum;

•	the U.S. judgment is final and conclusive; and

•	the U.S. judgment is of a court which, as a matter of Irish law, is of competent jurisdiction.

Even if the matters referred to above are established by an applicant, an Irish court may on certain grounds refuse to enforce the U.S. judgment. These grounds include:

•	the U.S. judgment having being obtained by fraud;

•	the U.S. judgment violating Irish public policy;

•	the U.S. judgment being in breach of natural justice; or

•	the U.S. judgment being irreconcilable with an earlier judgment.

It may be difficult for a securityholder to effect service of process within the U.S. or to enforce judgments obtained against Allegion plc in U.S. courts. Allegion plc has agreed that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having Schlage Lock Company LLC, a Delaware limited liability company and wholly-owned subsidiary of Allegion plc, be its U.S. agent appointed for that purpose. Schlage Lock Company LLC is located at 11819 North Pennsylvania Street, Carmel, Indiana 46032. A judgment obtained against Allegion plc in a U.S. court would be enforceable in the United States but could be executed upon only to the extent Allegion plc has assets in the United States. An act that results in Allegion plc or its respective directors or officers being in breach of the civil liability provisions of U.S. law would not, by virtue of the breach of U.S. law, be actionable before a court in Ireland, although such act may potentially give rise to a cause of action under the local laws of Ireland.

PROSPECTUS

Allegion plc

Debt Securities

Guarantees of Debt Securities

Ordinary Shares

Preferred Shares

Depositary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Allegion US Holding Company Inc.

Debt Securities

Guarantees of Debt Securities

Schlage Lock Company LLC

Guarantees of Debt Securities

Von Duprin LLC

Guarantees of Debt Securities

We may offer, issue and sell the types of securities set forth above from time to time, together or separately. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer and issue any of these securities. The specific terms of any securities to be offered will be described in the related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before making an investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our ordinary shares are listed on the New York Stock Exchange under the trading symbol “ALLE.”

Investing in our securities involves risk. Please read “Risk Factors” on page 4 of this prospectus and the risk factors included in our periodic reports that we file with the Securities and Exchange Commission before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

May 22, 2015

You should rely only on the information contained in this prospectus, any prospectus supplement and those documents incorporated by reference herein or therein. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities or related guarantee offered by this prospectus and any prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus, any prospectus supplement, nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.

As used in this prospectus and any prospectus supplement, “Allegion,” “we,” “our,” “us” and the “Company” mean Allegion plc, an Irish company, together with its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”), using a “shelf” registration process. Pursuant to this registration statement, we may offer, issue and sell securities as set forth on the cover page of this prospectus.

We may offer, issue and sell the securities from time to time, together or separately. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer and issue any of these securities. The specific terms of any securities to be offered will be described in the related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement(s) and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” prior to purchasing any of the securities offered by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC. This prospectus is part of the registration statement and does not contain all the information in the registration statement on Form S-3. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on our corporate website at http://www.allegion.com. Information on our website does not constitute part of this prospectus, and any references to this website or any other website are inactive textual references only. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Our ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “ALLE.” Our SEC filings are also available at the office of the NYSE located at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read the information with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus, the following documents:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 27, 2015;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed with the SEC on April 30, 2015;

•	Definitive Proxy Statement on Schedule 14A, filed on April 24, 2015 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014); and

•	The description of our ordinary shares contained in our Current Report on Form 8-K filed with the SEC on November 15, 2013, including all amendments and reports filed for the purpose of updating such description.

All future filings that we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all the securities offered by this prospectus have been issued as described in this prospectus, are deemed incorporated into and part of this prospectus once filed. We are not, however, incorporating, in each case, any documents (or portions thereof) or information that we are deemed to furnish and not file in accordance with SEC rules. Any statement in this prospectus, in any prospectus supplement, or in any document incorporated by reference that is different from any statement contained in any later-filed document should be regarded as changed by that later statement. Once so changed, the earlier statement is no longer considered part of this prospectus or any prospectus supplement.

You may request by phone or in writing a copy of any of the materials incorporated (other than exhibits, unless the exhibits are themselves specifically incorporated) into this prospectus, and we will provide to you these materials free of charge. Please make your request to S. Wade Sheek, Deputy General Counsel and Secretary, c/o Schlage Lock Company, 11819 North Pennsylvania Street, Carmel, Indiana, 46032, telephone, (317) 810-3700.

SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus, including the information incorporated by reference, before making an investment decision. See “Where You Can Find More Information” in this prospectus.

Allegion plc

Allegion plc is a leading global provider of security products and solutions that keep people safe, secure and productive. We make the world safer as a company of experts, securing the places where people thrive, and we create peace of mind by pioneering safety and security. We offer an extensive and versatile portfolio of mechanical and electronic security products across a range of market-leading brands. Our experts across the globe deliver high-quality security products, services and systems, and we use our deep expertise to serve as trusted partners to end-users who seek customized solutions to their security needs. Our 10 largest customers represented approximately 21% of our combined revenues in 2014. No single customer represented 10% or more of our combined revenues in 2014.

We were incorporated in Ireland on May 9, 2013 to hold Ingersoll-Rand plc’s commercial and residential security businesses. On December 1, 2013, Allegion plc became a stand-alone public company after Ingersoll Rand completed the separation of these businesses from the rest of Ingersoll Rand via the transfer of these businesses from Ingersoll Rand to Allegion plc and the issuance by Allegion plc of ordinary shares directly to Ingersoll Rand’s shareholders. We are headquartered in Dublin, Ireland, with our North American corporate office in Carmel, Indiana. We employ more than 8,500 people and have a global manufacturing footprint with 19 production facilities in eleven countries. For the fiscal year ended December 31, 2014 and the three months ended March 31, 2015, we generated revenues of $2,118.3 million and $458.7 million, respectively.

The principal executive office of Allegion plc is located at Block D, Iveagh Court, Harcourt Road, Dublin 2, Ireland, telephone +(353) (1) 2546200.

Allegion US Holding Company Inc.

Allegion US Holding Company Inc. (“ALLE Holdings”) is a corporation incorporated under the laws of the State of Delaware on August 5, 2013, and is a wholly owned subsidiary of Allegion plc.

The principal executive office of ALLE Holdings is located at 11819 North Pennsylvania Street, Carmel, Indiana, 46032, telephone (317) 810-3700.

Schlage Lock Company LLC

Schlage Lock Company LLC (“Schlage”) is a limited liability company organized under the laws of the State of Delaware on December 8, 2003, and is a wholly owned subsidiary of Allegion plc.

The principal executive office of Schlage is located at 11819 North Pennsylvania Street, Carmel, Indiana, 46032, telephone (317) 810-3700.

Von Duprin LLC

Von Duprin LLC (“Von Duprin”) is a limited liability company organized under the laws of the State of Indiana on December 30, 1964, and is a wholly owned subsidiary of Allegion plc.

The principal executive office of Von Duprin is located at 11819 North Pennsylvania Street, Carmel, Indiana, 46032, telephone (317) 810-3700.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any such securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q, the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements.

Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on currently available information and our current assumptions, expectations and projections about future events. While we believe that our assumptions, expectations and projections are reasonable in view of the currently available information, you are cautioned not to place undue reliance on our forward-looking statements. You are advised to review any further disclosures we make on related subjects in materials we file with or furnish to the SEC. Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. They are subject to future events, risks and uncertainties—many of which are beyond our control—as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. We do not undertake to update any forward-looking statements.

Factors that might affect our forward-looking statements include, among other things:

•	economic, political and business conditions in the markets in which we operate;

•	the demand for our products and services;

•	competitive factors in the industry in which we compete;

•	the ability to protect and use intellectual property;

•	fluctuations in currency exchange rates;

•	the ability to complete and integrate any acquisitions;

•	changes in tax requirements (including tax rate changes, new tax laws and revised tax law interpretations);

•	the outcome of any litigation, governmental investigations or proceedings;

•	interest rate fluctuations and other changes in borrowing costs;

•	other capital market conditions, including availability of funding sources and currency exchange rate fluctuations;

•	availability of and fluctuations in the prices of key commodities and the impact of higher energy prices;

•	the ability to achieve cost savings in connection with our productivity programs;

•	potential further impairment of our goodwill, indefinite-lived intangible assets and/or our long-lived assets;

•	the possible effects on us of future legislation in the U.S. that may limit or eliminate potential U.S. tax benefits resulting from our incorporation in a non-U.S. jurisdiction, such as Ireland, or deny U.S. government contracts to us based upon our incorporation in such non-U.S. jurisdiction;

•	our ability to fully realize the expected benefits of our spin-off from Ingersoll Rand;

•	the impact of potential technology or data security breaches; and

•	the impact our substantial leverage may have on our business and operation.

Some of the significant risks and uncertainties that could cause actual results to differ materially from our expectations and projections are described more fully in Part I, Item 1A of our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q in the section entitled “Risk Factors” and as may be included from time to time in our reports filed with the SEC. We caution you that the important factors referenced above may not contain all of the factors that are important to you.

USE OF PROCEEDS

Except as otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from sales of the securities for general corporate purposes, which may include, but is not limited to, funding for working capital, repayment of indebtedness, capital expenditures, repurchases of our capital stock and acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the five fiscal years ended December 31, 2014 and the three months ended March 31, 2015 and 2014. As of the date of this prospectus, we have no preferred stock outstanding, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

	Three Months Ended March 31,		Years Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges (1)	5.0	4.3	5.4	11.2	28.6	41.2	48.6

(1)	The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges for the periods indicated where earnings consists of (1) earnings from continuing operations before income taxes (excluding earnings from equity investments) plus (2) fixed charges less interest capitalized for the period plus dividends received from equity method investments. Fixed charges consist of (a) interest, whether expensed or capitalized, on all indebtedness, (b) amortization of premiums, discounts and capitalized expenses related to indebtedness, and (c) an interest component representing the estimated portion of rental expense that management believes is attributable to interest.

DESCRIPTION OF THE DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities or guarantees of debt securities that we may offer and sell pursuant to this prospectus, or the guarantees in respect of debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of those debt securities in an annual report on Form 10-K, a quarterly report on Form 10-Q or a current report on Form 8-K filed with the SEC, the information in which would be incorporated by reference in this prospectus and that report will be identified in the applicable prospectus supplement.

We will issue the debt securities in one or more series, which will consist of either our senior debt or our subordinated debt, under an indenture among us, ALLE Holdings, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee. The debt securities of any series, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities. We may use different trustees for different series of debt securities issued under the indenture. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and may also be set forth in an indenture supplemental to the indenture. For a comprehensive description of any series of debt securities being offered pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

We have filed the indenture as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. Copies of the indenture, any supplemental indenture and any form of debt security that has been filed may be obtained in the manner described under “Where You Can Find More Information.”

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are Allegion plc and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. Our senior debt securities will be our senior obligations and will rank equally in right of payment with all of our senior indebtedness. If we issue subordinated debt securities, the terms of the subordination will be described in the applicable prospectus supplement. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•	the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest;

•	whether the debt securities rank as senior debt, subordinated debt or any combination thereof and the terms of any subordination;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•	the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which interest, if any, will accrue, the interest payment dates on which interest, if any, will be payable and the regular record date for interest, if any, payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•	our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to that obligation, and if other than by a board resolution or officer’s certificate, the manner in which any election by us to redeem any debt securities shall be evidenced;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•	if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;

•	if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•	if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which those debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on the debt securities as to which that election is made will be payable, the periods within which and the terms and conditions upon which that election is to be made and the amount so payable (or the manner in which that amount will be determined);

•	if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•	if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of those debt securities as of any date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any case, the manner in which the amount deemed to be the principal amount will be determined);

•	if other than by a board resolution, the manner in which any election by us or any of the guarantors to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•	if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositaries for those global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

•	any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;

•	if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us or the guarantors), the terms and conditions upon which those debt securities will be so convertible or exchangeable;

•	whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of those persons, the terms and conditions upon which those debt securities will be guaranteed and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;

•	whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	if other than Wells Fargo Bank, National Association is to act as trustee for the debt securities of such series, the name and corporate trust office of such trustee;

•	any other terms of the debt securities of the series and the guarantees thereof (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder); and

•	the CUSIP and/or ISIN number(s) of the debt securities of the series.

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which the trustee or banking institutions are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities of that series are payable.

Fixed Rate Debt Securities

If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period. The applicable prospectus supplement will identify the calculation agent for each series of floating rate debt securities, which will compute the interest accruing on the debt securities of the relevant series.

Optional Redemption

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, and the securities are global securities, the securities to be redeemed will be selected in accordance with applicable DTC procedures. If the notes to be redeemed are not global securities, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the debt securities to be redeemed (provided that no representation will be made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the securities).

By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for that purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the debt securities are no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before sending of a notice of redemption of the debt security to be redeemed.

The registered holder of debt securities will be treated as the owner of those debt securities for all purposes.

Subject to any applicable abandoned property law, all amounts in respect of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after that payment was due and payable will be repaid to us, and the holders of those debt securities will thereafter look solely to us for payment.

Guarantees

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by us or our direct and indirect subsidiaries which may guarantee the debt securities, including the terms of subordination, if any, of such guarantees.

Covenants

The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us or our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

The indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of our properties and assets to another person, provided that the following conditions are satisfied:

•	we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert that security in accordance with its terms;

•	immediately after giving effect to that transaction, no default or event of default under the indenture has occurred and is continuing; and

•	the trustee receives from us an officer’s certificate and an opinion of counsel that the merger, consolidation, transfer, sale, lease or conveyance and the supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us under the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for those purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any substitution.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Events of Default

Each of the following events are defined in the indenture as an “event of default” (whatever the reason therefor and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)	default in the payment of any installment of interest on any debt securities of that series, which continues for 30 days after becoming due (subject to the deferral of any interest payment in the case of an extension period);

(2)	default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3)	default in the deposit of any sinking fund payment, which continues for 30 days after becoming due by the terms of any debt securities of that series;

(4)	default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

(5)	we, pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a Custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of a petition in bankruptcy or the appointment of or taking possession by a Custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a Custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws); and the order or decree remains unstayed and in effect for 90 days; or

(7)	any other event of default provided with respect to debt securities of that series occurs as specified in a supplemental indenture.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee for that series by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice to us and the trustee, may declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon a declaration of this type, that principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee of that series or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the non-payment of the principal or interest which have become due solely by that acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any obligation of us, specifying each default.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	an event of default has occurred and is continuing and that holder has given the trustee prior written notice of that continuing event of default with respect to the debt securities of that series;

(2)	the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of that event of default;

(3)	the trustee has been offered security or indemnity satisfactory to it against its costs, expenses and liabilities in complying with that request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of that notice, request and offer of security or indemnity; and

(5)	no direction inconsistent with that written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise those of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with that request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•	reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of or premium, if any, or interest on any debt security is payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

•	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•	make any change that adversely affects in any material respect the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless that decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•	to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	to add one or more guarantees or additional guarantors in respect of debt securities, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of debt securities and its obligations under the applicable indenture in accordance with the terms of such indenture;

•	to secure the debt securities pursuant to the covenants of the indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of that supplemental indenture and entitled to the benefit of that provision nor (2) modify the rights of the holder of any debt security with respect to that provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	to conform any provision of the indenture, any supplemental indenture, one or more series of debt securities or any related guarantees or security documents to the description of such securities contained in our prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series to the extent that such description was intended to be a verbatim recitation of a provision in the indenture, such securities or any related guarantees or security documents as set forth in an officer’s certificate;

•	to cure any ambiguity, omission, defect or inconsistency; or

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect, as evidenced by an officer’s certificate.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal of or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any waiver, that default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest those funds in U.S. Treasury securities with a maturity of one year or less (but in no event later than the date the debt securities are due and payable) or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect legal defeasance or covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the written opinion of a nationally recognized firm of independent accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm delivered to the trustee, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from that event of default. However, we would remain liable to make payment of amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and those participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Any notices required to be given to the holders while the debt securities are global securities will be given to DTC. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take that action, and that participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal or premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for those customers. These payments, however, will be the responsibility of those participants and indirect participants, and none of we, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of that portion of the aggregate principal amount of the debt securities as to which that participant or participants has or have given that direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1)	DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

(2)	we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to that effect; or

(3)	an event of default with respect to the debt securities has occurred and is continuing, and DTC notifies the trustee and the registrar of its decision to exchange the global securities for definitive securities.

These certificated debt securities will be registered in the name or names as DTC instructs the trustee. It is expected that those instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold those interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indenture, the debt securities and any associated guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Wells Fargo Bank, National Association is the trustee under the indenture. As of the date of this prospectus, the corporate trust office of the trustee is located at 150 East 42nd Street, 40th Floor, New York, New York 10017.

The trustee is permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest as defined in the Trust Indenture Act it must eliminate that conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF WARRANTS

The following description of warrants sets forth certain general terms and provisions of warrants. This summary does not contain all of the information that you may find useful. The particular terms of the warrants offered will be described in the prospectus supplement relating to those warrants. As used in this section only, “we”, “our” and “us” refers to Allegion plc.

General

We may issue warrants to purchase our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select. Unless otherwise specified in the applicable prospectus supplement, the warrant agreements and the warrants will be governed by and construed in accordance with the law of the State of New York.

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF ALLEGION PLC SHARE CAPITAL

The following description of Allegion plc’s share capital is a summary. This summary is not complete and is subject to the complete text of Allegion plc’s memorandum and articles of association previously filed with the Commission and to the Irish Companies Acts 1963-2012 (the “Irish Companies Acts”). We encourage you to read those laws and documents carefully.

Capital Structure

Authorized Share Capital. The authorized share capital of Allegion plc is €40,000 and $4,010,000, divided into 40,000 ordinary shares with a nominal value of €1.00 per share, 400,000,000 ordinary shares with a nominal value of $0.01 per share and 10,000,000 preferred shares with a nominal value of $0.001 per share.

Allegion plc may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum of association and subject to the maximum authorized by shareholders from time to time.

As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. The articles of association authorize the board of directors of Allegion plc to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of adoption of the amended and restated articles of association.

The authorized share capital may be increased or reduced by way of an ordinary resolution of Allegion plc’s shareholders but not below the number of shares then outstanding. The shares comprising the authorized share capital of Allegion plc may be divided into shares of such nominal value as the resolution prescribes.

The rights and restrictions to which the ordinary shares are subject are prescribed in Allegion plc’s articles of association. The articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by Allegion plc. Preferred shares may be preferred as to dividends, rights on a winding up or voting in such manner as the directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at Allegion plc’s option, and may be convertible into or exchangeable for shares of any other class or classes of Allegion plc, depending on the terms of such preferred shares.

Irish law does not recognize fractional shares held of record; accordingly, Allegion plc’s articles of association do not provide for the issuance of fractional shares of Allegion plc, and the official Irish register of Allegion plc will not reflect any fractional shares.

Pre-emption Rights, Share Warrants and Share Options

Certain statutory pre-emption rights apply automatically in favor of Allegion plc’s shareholders where shares in Allegion plc are to be issued for cash. However, Allegion plc has opted out of these pre-emption rights in its articles of association as permitted under Irish company law. Irish law provides that this opt-out expires after five years unless renewed by a special resolution of the shareholders. A special resolution requires not less than 75% of the votes cast by shareholders at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders pro-rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in income and capital distributions).

The articles of association of Allegion plc provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Allegion plc is subject, the board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board of directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. Under Irish law, the board of directors may issue shares upon exercise of validly issued warrants or options without shareholder approval or authorization.

Allegion plc is subject to the rules of the NYSE that require shareholder approval of certain equity compensation plans.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of Allegion plc less accumulated realized losses. In addition, no distribution or dividend may be made unless Allegion plc’s net assets are equal to, or in excess of, the aggregate of its share capital which has been paid up or which is payable in the future plus undistributable reserves and the distribution does not reduce Allegion plc’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund, Allegion plc’s net unrealized profits and any other reserve that the company is prohibited from distributing.

The determination as to whether or not Allegion plc has sufficient distributable reserves to fund a dividend must be made by reference to the “relevant accounts” of Allegion plc. The “relevant accounts” will be either the last set of Allegion plc’s unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Acts and Generally Accepted Accounting Principles in Ireland, which give a “true and fair view” of Allegion plc’s unconsolidated financial position. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland). The most recent relevant accounts of Allegion plc, as of December 31, 2014, show distributable reserves of approximately $4,267.0 million.

The mechanism as to who declares a dividend and when a dividend becomes payable is governed by the articles of association of Allegion plc. Allegion plc’s articles of association authorize the directors to declare such dividends as appear justified from the profits without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends declared by directors or shareholders may be paid in the form of assets, shares or cash.

The directors may deduct from any dividend payable to any shareholder all sums of money (if any) payable by such shareholder to Allegion plc in relation to the shares of Allegion plc.

The directors are also entitled to issue shares with preferred rights to participate in dividends declared by Allegion plc. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

For information about the Irish tax issues relating to dividend payments, please see “Material Tax Considerations—Irish Tax Considerations” below.

Share Repurchases and Redemptions

Overview

Allegion plc’s articles of association provide that any ordinary share that Allegion plc has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Allegion plc will technically be effected as a redemption of those shares as described below under “—Repurchases and Redemptions by Allegion plc.” If the articles of association of Allegion plc did not contain this provision, repurchases by Allegion plc would be subject to many of the same rules that apply to purchases of Allegion plc shares by subsidiaries described below under “—Purchases by Subsidiaries of Allegion plc,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back ordinary shares of Allegion plc, we are referring to the redemption of ordinary shares by Allegion plc pursuant to its articles of association or the purchase of ordinary shares of Allegion plc by one of its subsidiaries, in each case in accordance with Allegion plc’s articles of association and Irish company law as described below.

Repurchases and Redemptions by Allegion plc

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “—Dividends”) or the proceeds of a new issue of shares for that purpose. The issue of redeemable shares may only be made by Allegion plc where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of Allegion plc. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem Allegion plc ordinary shares pursuant to the articles of association.

The board of directors of Allegion plc will also be entitled to issue preferred shares which may be redeemed at either Allegion plc’s option or the option of the shareholder, depending on the terms of such preferred shares. For additional information on redeemable shares, see “—Capital Structure” above.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Allegion plc at any time must not exceed 10% of the nominal value of the issued share capital of Allegion plc. While Allegion plc holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by Allegion plc or re-issued subject to certain conditions.

Purchases by Subsidiaries of Allegion plc

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of Allegion plc either on-market or off-market. A general authority of the shareholders of Allegion plc is required to allow a subsidiary of Allegion plc to make on-market purchases of Allegion plc shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase of Allegion plc shares by a subsidiary of Allegion plc is required. If we choose to repurchase shares through a subsidiary, we will seek such general authority, which would expire no later than 18 months after the date on which it was granted, at the annual general meeting of shareholders. In order for a subsidiary of Allegion plc to make an on-market purchase of Allegion plc shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which shares of Allegion plc are listed, is specified as a recognized stock exchange for this purpose by Irish company law. For an off-market purchase by a subsidiary of Allegion plc, the proposed purchase contract must be authorized by special resolution of the shareholders of Allegion plc before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Allegion plc.

The number of shares held by the subsidiaries of Allegion plc at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Allegion plc. While a subsidiary holds shares of Allegion plc, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of Allegion plc by a subsidiary must be funded out of distributable reserves of the subsidiary.

Existing Share Repurchase Program

The board of directors of Allegion plc has authorized a program to repurchase up to $200 million of its ordinary shares. Based on market conditions, share repurchases will be made from time to time in the open market and in privately negotiated transactions at the discretion of management. The repurchase program does not have a prescribed expiration date. As of April 30, 2015, Allegion plc had repurchased approximately $80.3 million of its ordinary shares pursuant to this repurchase program.

As noted above, because repurchases of Allegion plc shares by Allegion plc will technically be effected as a redemption of those shares pursuant to Article 3(d) of the articles of association, shareholder approval for such repurchases will not be required.

Bonus Shares

Under Allegion plc’s articles of association, the board of directors may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account or any other undistributable reserve of Allegion plc through the issuance of fully paid-up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

Under its articles of association, Allegion plc may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares or subdivide its shares into smaller amounts than is fixed by its articles of association.

Reduction of Share Capital

Allegion plc may, by ordinary resolution, reduce its authorized share capital in any way. Allegion plc also may, by special resolution and subject to confirmation by the High Court of Ireland, reduce or cancel our issued share capital (which includes share premium) in any way. The creation of distributable reserves discussed above in “—Dividends” involves a reduction of share capital, namely the share premium account of Allegion plc, for the purposes of Irish law.

General Meetings of Shareholders

Allegion plc is required to hold an annual general meeting at intervals of no more than fifteen months, provided that an annual general meeting is held in each calendar year following the first annual general meeting, no more than nine months after Allegion plc’s fiscal year end. Any annual general meeting may be held inside or outside Ireland. Because of the fifteen-month requirement described in this paragraph, Allegion plc’s articles of association include a provision reflecting this requirement of Irish law. At any general meeting, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board or (b) by any member entitled to vote at such meeting who complies with the procedures set forth in the articles of association.

Extraordinary general meetings of Allegion plc may be convened by (i) the chairman of the board of directors, (ii) the board of directors, (iii) on requisition of the shareholders holding not less than 10% of the paid-

up share capital of Allegion plc carrying voting rights or (iv) on requisition of Allegion plc’s auditors upon their resignation. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time.

Notice of a general meeting must be given to all of the shareholders of Allegion plc and to its auditors. The articles of association of Allegion plc provide that the maximum notice period is 60 days. The minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. General meetings may be called by shorter notice, but only with the consent of Allegion plc’s auditors and all of the shareholders of Allegion plc entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, Allegion plc’s articles of association include provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by the shareholders of Allegion plc, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

If the directors become aware that the net assets of Allegion plc are half or less of the amount of Allegion plc’s share capital that has been paid up or which is payable in the future, the board of directors must convene an extraordinary general meeting of shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Voting

Where a vote is to be taken at a general meeting, every shareholder has one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in Allegion plc’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by Allegion plc’s articles of association. The articles of association of Allegion plc permit the appointment of proxies by the shareholders to be notified to Allegion plc electronically.

In accordance with the articles of association of Allegion plc, the directors of Allegion plc may from time to time cause Allegion plc to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares and shares of Allegion plc held by its subsidiaries will not be entitled to vote at general meetings of shareholders.

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of shareholders present in person or by proxy at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes cast of shareholders present in person or by proxy at a general meeting. Examples of matters requiring special resolutions include:

•	amending the objects of Allegion plc (i.e., main purposes);

•	amending the memorandum of association and articles of association of Allegion plc;

•	approving the name change of Allegion plc;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or a person who is deemed to be “connected” to a director for the purposes of the Irish Companies Acts;

•	opting out of pre-emption rights on the issuance of new shares;

•	re-registration of Allegion plc from a public limited company to a private company;

•	variation of class rights attaching to classes of shares;

•	purchasing Allegion plc shares off-market;

•	the reduction of share capital;

•	resolving that Allegion plc be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;

•	re-designation of shares into different share classes; and

•	setting the re-issue price of treasury shares.

Variation of Rights Attaching to a Class or Series of Shares

Variation of all or any special rights attached to any class or series of Allegion plc shares are addressed in the articles of association of Allegion plc, as well as the Irish Companies Acts. Any variation of class rights attaching to Allegion plc issued shares must be approved by a special resolution of the shareholders of the class or series affected.

Quorum for General Meetings

The presence, in person or by proxy, of the holders of Allegion plc shares entitling them to exercise a majority of the voting power constitutes a quorum for the conduct of business. No business may take place at a general meeting if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in Allegion plc’s articles of association. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Requirements for Advance Notification of Director Nominations and Proposals of Shareholders

Irish law and Allegion plc’s articles of association establish advance notice procedures with respect to shareholder proposals (including nomination of candidates for election as directors other than nominations made by or at the direction of Allegion plc’s board of directors or a committee of its board of directors).

Unanimous Shareholder Consent to Action Without Meeting

The Irish Companies Acts provide that shareholders may approve an ordinary or special resolution of shareholders without a meeting only if (a) all shareholders sign the written resolution and (b) Allegion plc’s articles of association permit written resolutions of shareholders. Allegion plc’s articles of association permit unanimous written resolutions of shareholders.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (1) receive a copy of the memorandum and articles of association and any act of the Irish Government which alters Allegion plc’s memorandum of association; (2) inspect and obtain copies of the minutes of general meetings and resolutions of Allegion plc; (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Allegion plc; (4) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting of Allegion plc; and (5) receive balance sheets of a subsidiary of Allegion plc that have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. Allegion plc’s auditors also have the right to inspect all books, records and vouchers of Allegion plc. The auditors’ report must be circulated to the shareholders twenty-one days before the annual general meeting, along with Allegion plc’s financial statements prepared in accordance with the Irish Companies Acts, and must be read to the shareholders at the annual general meeting.

Acquisitions and Appraisal Rights

There are a number of mechanisms for acquiring an Irish public limited company, including:

(a)	a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with shareholders requires a court order from the High Court of Ireland and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme;

(b)	through a tender offer by a third party for all of the shares of Allegion plc. Where the holders of 80% or more of Allegion plc’s shares have accepted an offer by a bidder for their shares, the remaining shareholders may be statutorily required to also transfer their shares to such bidder. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If Allegion plc shares were listed on the official list of the Irish Stock Exchange or another regulated stock exchange in the European Economic Area (EEA), this threshold would be increased to 90%; and

(c)	it is also possible for Allegion plc to be acquired by way of a merger with an EEA incorporated company under the E.U. Cross Border Merger Directive 2005/56. Such a merger must be approved by a special resolution.

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. However, Allegion plc’s articles of association provide that the affirmative vote of a majority of the votes cast by members at a general meeting in person or by proxy is required to approve a sale, lease or exchange of all or substantially all of its property or assets.

Generally, under Irish law, shareholders of an Irish company do not have appraisal rights. However, under the EC (Cross Border Mergers) Regulations 2008 governing the merger of an Irish limited company and a company incorporated in the EEA, a shareholder (a) who voted against the special resolution approving the merger or (b) of a company in which 90% of the shares is held by the company that is the other party to the merger, has the right to request that the company acquire its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Acts, subject to certain limited exceptions, a shareholder must notify Allegion plc (but not the public at large) if as a result of a transaction, the shareholder will be interested in 5% or more of any class of Allegion plc shares carrying voting rights; or if as a result of a transaction, a shareholder who was interested in more than 5% of any class of Allegion plc shares carrying voting rights ceases to be so interested. Where a shareholder is interested in more than 5% of any class of Allegion plc shares carrying voting rights, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must also notify Allegion plc (but not the public at large). The relevant percentage figure is calculated by reference to the aggregate nominal value of the class of shares in which the shareholder is interested as a proportion of the entire nominal value of the issued shares of that class. Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. All such disclosures must be notified to Allegion plc within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any of Allegion plc shares concerned, held by such person, will be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

The Irish Companies Act 2014, which was enacted on December 23, 2014, is expected to be commenced with effect from June 1, 2015. Following the commencement of the Irish Companies Act 2014, it is expected that the 5% disclosure threshold mentioned above will be reduced to 3%.

In addition to the above disclosure requirement, Allegion plc, under the Irish Companies Acts, may by notice in writing require a person whom it knows or has reasonable cause to believe to be or, at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Allegion plc relevant share capital: (a) to indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in any class of Allegion plc shares carrying voting rights, to give such further information as may be required by Allegion plc, including particulars of such person’s own past or present interests in such class of Allegion plc shares. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by Allegion plc on a person who is or was interested in any class of Allegion plc shares carrying voting rights and that person fails to give Allegion plc any information required within the reasonable time specified, Allegion plc may apply to the court for an order directing that the affected shares be subject to certain restrictions.

Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are:

(a)	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, is void;

(b)	no voting rights are exercisable in respect of those shares;

(c)	no further shares may be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d)	no payment may be made of any sums due from us on those shares, whether in respect of capital or otherwise.

Where Allegion plc shares are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares will cease to be subject to these restrictions.

Anti-Takeover Provisions

Business Combinations with Interested Shareholders

Allegion plc’s articles of association provide that the affirmative vote of the holders of two-thirds of the shares then in issue of all classes of shares entitled to vote, considered for purposes of this provision as one class, is required for Allegion plc to engage in any “business combination” with any interested shareholder (generally, a 10% or greater shareholder), provided that the above vote requirement does not apply to:

•	any business combination with an interested shareholder that has been approved by the board of directors; or

•	any agreement for the amalgamation, merger or consolidation of any of Allegion plc’s subsidiaries with Allegion plc or with another of its subsidiaries if (1) the relevant provisions of Allegion plc’s articles of association will not be changed or otherwise affected by or by virtue of the amalgamation, merger or consolidation and (2) the holders of greater than 50% of the voting power of Allegion plc or the subsidiary, as appropriate, immediately prior to the amalgamation, merger or consolidation continue to hold greater than 50% of the voting power of the amalgamated company immediately following the amalgamation, merger or consolidation.

Allegion plc’s articles of association provide that “business combination” means:

•	any amalgamation, merger or consolidation of Allegion plc or one of its subsidiaries with an interested shareholder or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an interested shareholder;

•	any transfer or other disposition to or with an interested shareholder or any affiliate or associate of an interested shareholder of all or any material part of Allegion plc’s assets or one of its subsidiaries; and

•	any issuance or transfer of our shares upon conversion of or in exchange for the securities or assets of any interested shareholder, or with any company that is, or would be after such merger or consolidation, an affiliate or associate of an interested shareholder.

Share Issuances

Subject to the Irish Takeover Rules described below, the board of directors has power to cause Allegion plc to issue any of our authorized and unissued shares on such terms and conditions as the board of directors may determine (as described under “—Capital Structure” above) and any such action must be taken in Allegion plc’s best interests. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

Irish Takeover Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Allegion plc will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles. The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•	in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time and information to allow them to make an informed decision regarding the offer;

•	the board of directors of a company must act in the interests of the company as a whole and must not deny shareholders the opportunity to decide on the merits of an offer. If the board of directors of the target company advises the holders of securities as regards the offer, it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets (i.e., a market based on erroneous, imperfect or unequally disclosed information) in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can pay in full the consideration offered;

•	a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of directors of the target company must divert its attention to resist the offer; and

•	acquisitions of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and subject to adequate and timely disclosure. Specifically, the acquisition of 10% or more of the issued voting shares within a seven day period that would take a shareholders’ holding to or above 15% of the issued voting shares (but less than 30%) is prohibited, subject to certain exemptions.

Mandatory Bid. If an acquisition of shares or other securities were to increase the aggregate holding/entitlement of an acquirer and its concert parties to 30% or more of the voting rights of Allegion plc, the acquirer and, depending on the circumstances, its concert parties, would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares or other securities by a person holding (together with its concert parties) shares or other securities carrying between 30% and 50% of the voting rights of Allegion plc if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding or entitled to more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements. A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties has acquired Allegion plc shares within the period of three months prior to the commencement of the voluntary offer, the offer price must be not less than the highest price paid for that class of Allegion plc shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired more than 10% of a class of Allegion plc shares (i) during the period of 12 months prior to the commencement of the voluntary offer period or (ii) at any time after the commencement of the voluntary offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per share of the same class of Allegion plc shares must not be less than the highest price paid by the bidder or its concert parties during, in the case of (a), the period of 12 months prior to the commencement of the voluntary offer and, in the case of (b), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total shares of a class of Allegion plc shares in the 12 month period prior to the commencement of the voluntary offer period if the Irish Takeover Panel, having regard to the General Principles, considers it just and proper to do so.

A voluntary offer period will generally commence on the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules. The Irish Takeover Rules also contain rules governing substantial acquisitions of shares that restrict the speed at which a person may increase his or her holding of voting shares and rights over voting shares to an aggregate of between 15% and 30% of the voting rights of Allegion plc. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights is prohibited if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Allegion plc and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such acquisitions.

Frustrating Action. Under the Irish Takeover Rules, Allegion plc’s board of directors is not permitted to take any action that might frustrate an offer for Allegion plc shares once the board of directors has received an approach that may lead to an offer, or has reason to believe an offer is imminent, except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer. Exceptions to this prohibition are available:

(a)	where the action is approved by the offeree at a general meeting; or

(b)	with the consent of the Irish Takeover Panel where:

(i)	the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii)	the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii)	such action is in accordance with a contract entered into prior to the announcement of the offer; or

(iv)	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, see above at “—Pre-emption Rights, Share Warrants and Share Options,” “—Disclosure of Interests in Shares,” “—Requirements for Advance Notification of Director Nominations and Proposals of Shareholders” and “—Unanimous Shareholder Consent to Action Without Meeting,” in addition to “—Election of Directors” and “—Vacancies on Board of Directors” below.

Corporate Governance

The articles of association of Allegion plc delegate the day-to-day management of Allegion plc to the board of directors. The board of directors may then delegate management to committees of the board of directors, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of Allegion plc’s affairs. Allegion plc currently has an Audit and Finance Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Allegion plc has also adopted Corporate Governance Guidelines that provide the corporate governance framework for Allegion plc.

Election of Directors

The Irish Companies Acts provide for a minimum of two directors. Allegion plc’s articles of association provide for a minimum of two directors and a maximum of fifteen directors. The shareholders of Allegion plc may from time to time increase or reduce the maximum number, or increase the minimum number, of directors by a special resolution amending the articles of association.

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting (present in person or by proxy) and serve for one-year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the board of directors. However, because Irish law requires a minimum of two directors at all times, in the event that an election results in no directors being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until his or her successor is elected. In the event that an election results in only one director being elected, that director will be elected and serve for a one-year term, and the nominee (excluding the elected director) receiving the greatest number of votes in favor of his or her election will hold office until his or her successor is elected.

Vacancies on the Board of Directors

Allegion plc’s articles of association provide that the directors have the authority to appoint one or more directors to the board of directors, subject to the maximum number of directors allowed for in the articles of association. A vacancy caused by the removal of a director may be filled at the meeting at which the director is removed by resolution of shareholders. If not, it may be filled by the board of directors.

Any director so appointed will hold office until the next annual general meeting. During any vacancy on the board of directors, the remaining directors will have full power to act as the board of directors.

Removal of Directors

The Irish Companies Acts provide that, notwithstanding anything contained in the articles of association of a company or in any agreement between that company and a director, the shareholders may by an ordinary resolution remove a director from office before the expiration of his or her term. Accordingly, shareholders of Allegion plc may by an ordinary resolution remove a director from office before the expiration of his or her term. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract), which the director may have against Allegion plc in respect of his or her removal.

Duration; Dissolution; Rights upon Liquidation

Allegion plc’s corporate existence has unlimited duration. Allegion plc may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholders’ voluntary winding up, a special resolution of the shareholders is required (i.e., 75% of the votes cast, in person or by proxy, at a general meeting of shareholders). Allegion plc may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Allegion plc has failed to file certain returns.

The rights of the shareholders to a return of Allegion plc’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in Allegion plc’s articles of association or the terms of any preferred shares issued by the directors from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of Allegion plc. If the articles of association contain no specific provisions in respect of a dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Allegion plc’s articles of association provide that the ordinary shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

Holders of ordinary shares of Allegion plc will not have the right to require Allegion plc to issue certificates for their shares. Allegion plc will only issue uncertificated ordinary shares.

Stock Exchange Listing

The Allegion plc ordinary shares are listed on the NYSE under the symbol “ALLE.”

No Sinking Fund

The ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

All of our issued ordinary shares are duly and validly issued and fully paid.

Transfer and Registration of Shares

Allegion plc’s official share register will be maintained by its transfer agent or the transfer agent’s affiliates. Registration in this share register will be determinative of membership in Allegion plc. A shareholder of Allegion plc who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (e.g., Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through the same depository or other nominee will not be registered in Allegion plc’s official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on Allegion plc’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Allegion plc’s official Irish share register.

Allegion plc currently intends to pay (or cause one of its affiliates to pay) stamp duty, if any, in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who will hold the acquired shares beneficially or directly or by a seller who holds shares beneficially to a buyer who will hold the acquired shares directly. In other cases, Allegion plc may, in its absolute discretion, pay (or cause one of its affiliates to pay) any stamp duty. Allegion plc’s articles of association provide that, in the event of any such payment, it (i) may seek reimbursement from the transferor or transferee (at Allegion plc’s discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at Allegion plc’s discretion), and (iii) will have a lien against shares of Allegion plc on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Allegion plc shares has been paid unless one or both of such parties is otherwise notified by Allegion plc.

Allegion plc’s articles of association delegate to the secretary, an assistant secretary and certain other persons and delegates the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of Allegion plc shares occurring through normal electronic systems, Allegion plc intends to regularly produce any required instruments of transfer in connection with any transactions for which it pays stamp duty (subject to the reimbursement and set-off rights described above). In the event that Allegion plc notifies one or both of the parties to a share transfer that it believes stamp duty is required to be paid in connection with such transfer and that it will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Allegion plc for this purpose) or request that Allegion plc execute an instrument of transfer on behalf of the transferring party in a form determined by Allegion plc. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Allegion plc’s transfer agent, the transferee will be registered as the legal owner of the relevant shares on Allegion plc’s official Irish share register (subject to the matters described below).

The directors may decline to recognize any instrument of transfer unless (i) it is accompanied by such evidence as the directors may reasonably require to show the right of the transferor to make the transfer; (ii) it is in respect of one class of share only; (iii) it is in favor of not more than four transferees; and (iv) it is lodged at Allegion plc’s registered office or at such other place as the directors may appoint. In the case of a transfer of shares by means other than a sale through a stock exchange on which the shares are listed, the directors have absolute discretion to decline to register such transfer of a share that is not fully paid or that is transferred to or by a minor or person of unsound mind.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding a total of 30 days in each year, as the directors may from time to time determine.

Transfer Agent and Registrar

The transfer agent and registrar for shares of Allegion plc is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

The following description of preferred shares represented by depositary shares sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. For more information, you should review the form of deposit agreement and form of depositary receipts relating to each series of the preferred shares, which will be filed with the SEC promptly after the offering of that series of preferred shares. As used in this section only, “we”, “our” and “us” refers to Allegion plc.

General

We may elect to have preferred shares represented by depositary shares. The preferred shares of any series underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred shares described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the preferred shares (but only in whole preferred shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of preferred shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Unless otherwise specified in the applicable prospectus supplement, the depositary agreement, the depositary shares and the depositary receipts will be governed by and construed in accordance with the law of the State of New York.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions in respect of the preferred shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

If there is a distribution other than in cash in respect of the preferred shares, the preferred share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred share depositary determines that it is not feasible to make such a distribution. In that case, the preferred share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred share depositary are required to withhold on account of taxes.

Conversion and Exchange

If any preferred share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

Whenever we redeem a preferred share held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the preferred shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of preferred shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

Upon receipt of notice of any meeting at which the holders of any preferred shares underlying the depositary shares are entitled to vote, the preferred share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) may then instruct the preferred share depositary as to the exercise of the voting rights pertaining to the number of preferred shares underlying that holder’s depositary shares. The preferred share depositary will try to vote the number of preferred shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred share depositary deems necessary to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the preferred shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred share.

Record Date

Whenever

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred shares; or

•	the preferred share depositary receives notice of any meeting at which holders of preferred shares are entitled to vote or of which holders of preferred shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preferred share, the preferred share depositary will in each instance fix a record date (which will be the same as the record date for the preferred shares) for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale; or

•	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the preferred share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.

Charges of Preferred Share Depositary

We will pay all charges of the preferred share depositary including charges in connection with the initial deposit of the preferred shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preferred share is entitled to vote, withdrawals of the preferred share by the holders of depositary receipts or redemption or conversion of the preferred share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred shares.

Miscellaneous

Neither we nor the preferred share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred share depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the preferred share depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred share depositary and the successor depositary has not accepted its appointment within 60 days after the preferred share depositary delivered a resignation notice to us, the preferred share depositary may terminate the deposit agreement. See “Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

The following description of share purchase contracts and share purchase units sets forth certain general terms and provisions of share purchase contracts and share purchase units. This summary does not contain all of the information that you may find useful. The particular terms of the share purchase contracts, the share purchase units and, if applicable, the prepaid securities will be described in the prospectus supplement relating to those securities. For more information, you should review the share purchase contracts, the collateral arrangements and any depositary arrangements relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued, each of which will be filed with the SEC promptly after the offering of the securities. As used in this section only, “we”, “our” and “us” refers to Allegion plc.

We may issue share purchase contracts representing contracts obligating holders to purchase from us and us to sell to the holders a specified number of ordinary shares or preferred shares at a future date or dates. The price per share of ordinary share or preferred share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as a part of units, often known as share purchase units, consisting of a share purchase contract and either

•	debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities,

securing the holder’s obligations to purchase the ordinary shares or preferred shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder’s obligations under the original share purchase contract.

Unless otherwise specified in the applicable prospectus supplement, the share purchase contracts, the share purchase units and the unit agreements pursuant to which the share purchase units will be issued will be governed by and construed in accordance with the law of the State of New York.

MATERIAL TAX CONSIDERATIONS

United States Federal Income Tax Considerations

The following is a summary of the material United States federal income tax consequences, as of the date of this document, of the ownership of our debt securities, ordinary shares, preferred shares, depositary shares or warrants by beneficial owners that purchase the debt securities, shares or warrants in connection with their initial issuance, and that hold the debt securities, shares or warrants as capital assets. Except where otherwise noted, this summary only addresses United States federal income tax consequences to holders that are “United States holders.” For purposes of this summary, you are a “United States holder” if you are, for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

For purposes of this summary, you are a “non-United States holder” if you are neither a United States holder nor a partnership (or other entity treated as a partnership for United States federal income tax purposes).

This summary is based on current law, which is subject to change, perhaps retroactively, is for general purposes only and should not be considered tax advice. This summary does not represent a detailed description of the United States federal income tax consequences to you in light of your particular circumstances and does not address the effects of the Medicare tax on net investment income, or of any state, local or non-United States tax laws. In addition, it does not present a description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a trader in securities that has elected to use a mark-to-market method of accounting for your securities holdings;

•	a financial institution;

•	an insurance company;

•	a tax-exempt organization;

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a person liable for alternative minimum tax;

•	a person holding debt securities, common shares, preferred shares, depositary shares or warrants as part of a hedging, integrated or conversion transaction, constructive sale or straddle;

•	a person owning, actually or constructively, 10% or more of our voting shares or 10% or more of the voting shares of any of our non-United States subsidiaries;

•	a United States holder whose “functional currency” is not the United States dollar;

•	a United States expatriate;

•	a regulated investment company; or

•	a real estate investment trust.

We cannot assure you that a later change in law will not alter significantly the tax considerations that we describe in this summary. The discussion below assumes that all debt securities issued hereunder will be classified as debt for United States federal income tax purposes, and holders should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below.

If a partnership holds our debt securities, ordinary shares, preferred shares, depositary shares or warrants, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our debt securities, ordinary shares, preferred shares, depositary shares or warrants, you should consult your tax advisor.

You should consult your own tax advisor concerning the particular United States federal income tax consequences to you of the ownership and disposition of debt securities, ordinary shares, preferred shares, depositary shares or warrants, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Consequences to United States Holders

Debt Securities

This summary is not intended to include all of the possible types of debt securities that we may issue under this prospectus, including, for example, short-term debt securities, floating rate debt securities, foreign currency debt securities, extendible, reset or renewable debt securities, securities providing for contingent payments, or debt securities that are convertible or exchangeable into our shares. We will describe any additional United States federal income tax consequences resulting from a specific issuance of debt securities in the applicable prospectus supplement.

Payment of Interest

Except as provided below, interest on a debt security will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes. In addition to interest on a debt security (which includes any Irish tax withheld from the interest payments you receive), you will be required to include in income any additional amounts paid in respect of such Irish tax withheld. You may be entitled to deduct or credit this tax, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of your foreign taxes for a particular tax year). Such interest (including any additional amounts) and any OID (as defined below) on debt securities issued by Allegion plc will generally be treated as foreign source income and generally will be considered passive category income for foreign tax credit purposes. You will generally be denied a foreign tax credit for foreign taxes imposed with respect to a debt security where you do not meet a minimum holding period requirement during which you are not protected from risk of loss. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Original Issue Discount

If you own debt securities issued with original issue discount, which we refer to as “OID” (such debt securities, “original issue discount debt securities”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute qualified stated interest, as defined below. Notice will be given in the applicable prospectus supplement when we determine that a particular debt security will be an original issue discount debt security.

A debt security with an issue price that is less than its “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

We will give you notice in the applicable prospectus supplement when we determine that a particular debt security will bear interest that is not qualified stated interest.

If you own a debt security issued with de minimis OID, i.e., discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or your option. Original issue discount debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of original issue discount debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own original issue discount debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs.

The amount of OID that you must include in income if you are the initial United States holder of an original issue discount debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an original issue discount debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•	the debt security’s adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security other than payments of qualified stated interest. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held by persons of record other than corporations and other exempt holders.

You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service. You should consult with your own tax advisors about this election.

Market Discount

If you purchase a debt security for an amount that is less than its stated redemption price at maturity, or, in the case of an original issue discount debt security, its adjusted issue price, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of its payment or disposition. In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. You should consult your own tax advisor before making either election described in this paragraph.

Acquisition Premium; Amortizable Bond Premium

If you purchase an original issue discount debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a debt security, including an original issue discount debt security, for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a “premium” and, if it is an original issue discount debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the Internal Revenue Service. You should consult your own tax advisor before making this election.

Sale, Exchange and Retirement of Debt Securities

Your adjusted tax basis in a debt security will, in general, be your cost for that debt security, increased by OID or market discount that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest, which will be treated as a payment of interest for federal income tax purposes), and the adjusted tax basis of the debt security. Except as described above with respect to market discount or with respect to contingent payment debt instruments, short-term debt securities or foreign currency debt securities, which this summary does not generally discuss, that gain or loss will be capital gain or loss. That gain or loss will generally be treated as United States source gain or loss for foreign tax credit limitation purposes. Consequently, you may not be able to claim a credit for any Irish tax imposed upon a disposition of a debt security unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting will apply to certain payments of principal, interest, OID and premium paid on debt securities and to the proceeds of sale of a debt security paid to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

Common Shares, Preferred Shares and Depositary Shares

The consequences of the purchase, ownership or disposition of our shares depend on a number of factors including:

•	the term of the shares;

•	any put or call or redemption provisions with respect to the shares;

•	any conversion or exchange features with respect to the shares; and

•	the price at which the shares are sold.

You should carefully examine the applicable prospectus supplement regarding the material United States federal income tax consequences, if any, of the holding and disposition of shares with such terms.

In general, for United States federal income tax purposes, United States holders of depositary shares will be treated as the owners of the underlying preferred shares that are represented by such depositary shares. Deposits or withdrawals of preferred shares by United States holders for depositary shares will not be subject to United States federal income tax.

Taxation of Dividends

The gross amount of distributions you receive on your ordinary shares, preferred shares or depositary shares (including any amounts withheld to reflect Irish withholding tax), will generally be treated as dividend income to you if the distributions are made from Allegion plc’s current and accumulated earnings and profits, calculated according to United States federal income tax principles. Such income (including withheld taxes) will be includible in your gross income as ordinary income on the day you receive it. You will not be entitled to claim a dividends received deduction with respect to distributions you receive from Allegion plc.

With respect to non-corporate United States investors, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the United States Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The United States Treasury Department has determined that the current income tax treaty between the United States and Ireland meets these requirements, and Allegion plc believes it is eligible for the benefits of that treaty. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that Allegion plc’s ordinary shares, which are listed on the NYSE, are readily tradable on an established securities market in the United States. There can be no assurance, however, that Allegion plc’s preferred shares or depositary shares will be considered readily tradable on an established securities market in the United States or that Allegion plc’s ordinary shares will be so considered in later years. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Internal Revenue Code of 1986, as amended (the “Code”), will not be eligible for the reduced rates of taxation regardless of Allegion plc’s status as a qualified foreign corporation. In addition, the reduced rate will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

Subject to certain conditions and limitations, Irish withholding taxes on dividends may be treated as foreign taxes eligible for credit against a United States holder’s United States federal income tax liability. As discussed further below, for purposes of calculating the foreign tax credit, distributions paid on Allegion plc’s ordinary shares, preferred shares or depositary shares that are treated as dividends for United States federal income tax purposes may be treated as income from sources outside the United States and would generally constitute passive category income. Further, in certain circumstances, if a United States holder:

•	has held Allegion plc’s ordinary shares, preferred shares or depositary shares for less than a specified minimum period during which such holder is not protected from risk of loss, or

•	is obligated to make payments related to the dividends,

such United States holder will not be allowed a foreign tax credit for foreign taxes imposed on dividends paid on such shares. The rules governing the foreign tax credit are complex. United States holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

To the extent that the amount of any distribution exceeds Allegion plc’s current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in your adjusted basis in the ordinary shares, preferred shares or depositary shares, thereby increasing the amount of gain, or decreasing the amount of loss, you will recognize on a subsequent disposition of the shares, and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange. Consequently, such distributions in excess of Allegion plc’s current and accumulated earnings and profits would generally not give rise to foreign source income and a United States holder would generally not be able to use the foreign tax credit arising from any Irish withholding tax imposed on such distributions unless such credit can be applied (subject to applicable limitations) against United States federal income tax due on other foreign source income in the appropriate category for foreign tax credit purposes.

If, for United States federal income tax purposes, Allegion plc is classified as a “United States-owned foreign corporation,” distributions made to you with respect to your ordinary shares, preferred shares or depositary shares that are taxable as dividends generally will be treated for United States foreign tax credit purposes as (1) foreign source “passive category income” and (2) United States source income, in proportion to Allegion plc’s earnings and profits in the year of such distribution allocable to foreign and United States sources, respectively. For this purpose, Allegion plc will be treated as a United States-owned foreign corporation so long as shares representing 50% or more of the voting power or value of Allegion plc’s shares are owned, directly or indirectly, by United States persons, and it is Allegion plc’s belief that as of the date of this prospectus, United States persons own 50% or more of the voting power and value of Allegion plc’s ordinary shares. Thus, it is anticipated that only a portion of the dividends received by a United States holder will be treated as foreign source income for purposes of calculating such holder’s foreign tax credit limitation.

Preferred Shares Redemption Premium

Under Section 305(c) of the Code and the applicable regulations thereunder, if in certain circumstances the redemption price of the preferred shares exceeds its issue price by more than a de minimis amount, the difference—which we refer to as “redemption premium”—will be taxable as a constructive distribution to you over time of additional preferred shares. These constructive distributions would be treated first as a dividend to the extent of Allegion plc’s current and accumulated earnings and profits and otherwise would be subject to the treatment described above for distributions not paid out of current and accumulated earnings and profits. If the preferred shares provide for optional rights of redemption by Allegion plc at prices in excess of the issue price, you could be required to recognize such excess if, based on all of the facts and circumstances, the optional redemptions are more likely than not to occur. Applicable regulations provide a “safe harbor” under which a right to redeem will not be treated as more likely than not to occur if (1) you are not related to Allegion plc within the meaning of the regulations; (2) there are no plans, arrangements, or agreements that effectively require or are intended to compel Allegion plc to redeem the shares and (3) exercise of the right to redeem would not reduce the yield of the shares, as determined under the regulations. Regardless of whether the optional redemptions are more likely than not to occur, constructive dividend treatment will not result if the redemption premium does not exceed a de minimis amount or is in the nature of a penalty for premature redemption. You should also consult the applicable prospectus supplement for information regarding any additional consequences under Section 305(c) in light of the particular terms of an issuance of preferred shares.

Disposition of the Ordinary Shares, Preferred Shares or Depositary Shares

Subject to the redemption rules discussed below, when you sell or otherwise dispose of your ordinary shares, preferred shares or depositary shares you will recognize capital gain or loss in an amount equal to the difference between the amount you realize for the shares and your adjusted tax basis in them. In general, your adjusted tax basis in the ordinary shares will be your cost of obtaining the shares reduced by any previous distributions that are not characterized as dividends. In general, your adjusted tax basis in the preferred shares or depositary shares will be your cost of obtaining those shares increased by any redemption premium previously included in income by you and reduced by any previous distributions that are not characterized as dividends. For foreign tax credit limitation purposes, such gain or loss will generally be treated as United States source gain or loss. Consequently, you may not be able to claim a credit for any Irish tax imposed upon a disposition of an ordinary share, preferred share or depositary share unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. If you are an individual, and the shares being sold or otherwise disposed of are capital assets that you have held for more than one year, your gain recognized will be eligible for reduced rates of taxation. Your ability to deduct capital losses is subject to limitations. A redemption of our ordinary shares, preferred shares or depositary shares may be treated, depending upon the circumstances, as a sale or a dividend. You should consult your tax advisor regarding the application of these rules to your particular circumstances.

Passive Foreign Investment Company

Allegion plc does not believe that it is, for United States federal tax purposes, a passive foreign investment company (a “PFIC”), and expects to continue its operations in such a manner that it will not become a PFIC. If, however, Allegion plc is or becomes a PFIC, you could be subject to additional federal income taxes on gain recognized with respect to the ordinary shares, preferred shares or depositary shares and on certain distributions, plus an interest charge on certain taxes treated as having been deferred by you under the PFIC rules. Non-corporate United States holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.

You should consult your own tax advisors concerning the United States federal income tax consequences of holding Allegion plc’s ordinary shares, preferred shares, depositary shares or warrants if Allegion plc is considered a passive foreign investment company in any taxable year, including the advisability and availability of making certain elections that may alleviate the tax consequences referred to above.

Information Reporting and Backup Withholding

In general, unless you are an exempt recipient such as a corporation, information reporting will apply to dividends in respect of the ordinary shares, preferred shares or depositary shares or the proceeds received on the sale, exchange, or redemption of those ordinary shares, preferred shares, depositary shares or warrants paid to you within the United States and, in some cases, outside of the United States. Additionally, if you fail to provide your taxpayer identification number, or fail either to report in full dividend and interest income or to make certain certifications, you may be subject to backup withholding with respect to such payments. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.

Warrants

You will generally not recognize any gain or loss upon the exercise of warrants to purchase Allegion plc’s ordinary shares or preferred shares except with respect to cash received in lieu of a fractional ordinary share or preferred share. You will have an initial tax basis in the ordinary shares or preferred shares received on exercise of the warrants equal to the sum of your tax basis in the warrants and the aggregate cash exercise price paid in respect of such exercise less any basis attributable to the receipt of fractional shares. Your holding period in the ordinary shares or preferred shares received on exercise of the warrants will commence on the date the warrants are exercised.

If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your tax basis in the warrant. Such loss will be a long-term capital loss if the warrant has been held for more than one year. Upon the sale or exchange of a warrant, you will generally recognize a capital gain or loss equal to the difference, if any, between the amount realized on such sale or exchange and your tax basis in such warrant. Any capital gain or loss you recognize in connection with the lapse, sale or exchange of a warrant will generally be treated as United States source gain or loss for foreign tax credit limitation purposes. Consequently, you may not be able to claim a credit for any Irish tax imposed upon a sale or exchange of a warrant unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Under Section 305 of the Code, you may be deemed to have received a constructive distribution from Allegion plc, which may result in the inclusion of ordinary dividend income, in the event of certain adjustments, or the failure to make certain adjustments, to the number of ordinary shares or preferred shares to be issued upon exercise of a warrant.

If a decision is made to issue warrants exercisable into securities other than Allegion plc’s ordinary shares or preferred shares, we will discuss the relevant income tax consequences in the applicable prospectus supplement.

Share Purchase Contracts and Share Purchase Units

If a decision is made to issue share purchase contracts or share purchase units, we will discuss the relevant income tax consequences in the applicable prospectus supplement.

Treatment of Certain Irish Taxes

Any stamp duty or Irish capital acquisitions tax imposed on a United States holder as described below under the heading “Irish Tax Considerations” will not be creditable against United States federal income taxes, although a United States holder may be entitled to deduct such taxes, subject to applicable limitations under the Code. United States holders should consult their tax advisors regarding the tax treatment of these Irish taxes.

Consequences to Non-United States Holders

The following is a summary of certain United States federal income and federal withholding tax consequences that will apply to you if you are a non-United States holder of our debt securities, common shares, preferred shares, depositary shares or warrants.

United States Federal Withholding Tax

Subject to the discussion below concerning backup withholding, United States federal withholding tax will not apply to any payment of interest (which for purposes of this discussion includes OID) on a debt security that is issued by ALLE Holdings and is in registered form under the “portfolio interest” rule, provided that:

•	interest paid on the debt security is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on a debt security is described in Section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the United States Treasury regulations thereunder; and

•	either (a) you provide your name and address on an applicable IRS Form W-8, and certify, under penalties of perjury, that you are not a United States person or (b) you hold your debt securities through certain financial intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-United States holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of interest (including OID) on such a debt security made to you will be subject to a 30% United States federal withholding tax unless you provide us or our paying agent, as the case may be, with a properly executed (1) IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt security is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “United States Federal Income Tax”). Alternative documentation may be applicable in certain situations. The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a debt security.

United States Federal Income Tax

Under current United States federal income tax law, interest payments on debt securities issued by ALLE Holdings, or dividends paid on our shares, that are received by a non-United States holder generally will be exempt from United States federal income tax. However, to receive this exemption you may be required to satisfy certain certification requirements to establish that you are a non-United States holder. You may still be subject to United States federal income tax on interest payments or dividends you receive if you are engaged in a trade or business in the United States and interest, including OID, on the debt securities or dividends on ordinary shares, preferred shares or depositary shares, in each case, are effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment).

In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your effectively connected earnings and profits for the taxable year, subject to adjustments.

You will generally not be subject to United States federal income tax on the disposition of debt securities or ordinary shares, preferred shares, depositary shares or warrants unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Information Reporting and Backup Withholding

In general, information reporting and backup withholding will not apply to payments of interest or dividends that we make to you, although you may have to comply with certain certification requirements to establish that you are not a United States person.

Payment of the proceeds from the disposition of debt securities, ordinary shares, preferred shares, depositary shares or warrants effected at a United States office of a broker generally will not be subject to information reporting or backup withholding if the payor or broker does not have actual knowledge or reason to know that you are a United States person and you comply with certain certification requirements to establish that you are not a United States person.

Payment of the proceeds from the disposition of debt securities, ordinary shares, preferred shares, depositary shares or warrants effected at foreign office of a broker generally will not be subject to information reporting or backup withholding provided that such broker is not for United States federal income tax purposes (1) a United States person, (2) a controlled foreign corporation, (3) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or (4) a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or which is engaged in a trade or business in the United States. If you receive payments of such amounts outside the United States from a foreign office of a broker described in the preceding sentence, the payment will not be subject to backup withholding tax, but will be subject to information reporting requirements unless (1) you are the beneficial owner and the broker has documentary evidence in its records that you are not a United States person and certain other conditions are met or (2) you otherwise establish an exemption, and provided that the broker does not have actual knowledge or reason to know that you are a United States person.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-United States financial institutions and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or gross proceeds from the sale or other disposition of, a debt security issued by ALLE Holdings paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the United States Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

Irish Tax Considerations

The following is a summary of the principal Irish tax consequences for individuals and companies of ownership of debt securities and ordinary shares issued by Allegion plc based on the laws and practice of the Irish Revenue Commissioners currently in force in Ireland and on discussions and correspondence with the Irish Revenue Commissioners. Legislative, administrative or judicial changes may modify the tax consequences described below. It deals with holders who beneficially own their debt securities or ordinary shares as an investment. Particular rules not discussed below may apply to certain classes of taxpayers holding debt securities or ordinary shares, such as dealers in securities, trusts, insurance companies, collective investment schemes and individuals who have or may be deemed to have acquired their debt securities or ordinary shares by virtue of an office or employment. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Prospective investors in the debt securities or ordinary shares should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the debt securities or ordinary shares and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.

Taxation Of Holders Of Debt Securities

Withholding Tax

In general, tax at the standard rate of income tax (currently 20 percent), is required to be withheld from payments of Irish source interest which should include interest payable on the debt securities issued by Irish incorporated or Irish tax-resident entities. No such entity will be obliged to make a withholding or deduction for or on account of Irish income tax from a payment of interest on a debt security so long as the relevant debt security is a quoted Eurobond, namely a security which is issued by a company (such as Allegion plc), is listed on a recognized stock exchange (such as the New York Stock Exchange) and carries a right to interest. To the extent that any Irish incorporated or Irish tax-resident entities make a payment of interest, the relevant debt securities will be listed on the NYSE or another recognized stock exchange. Provided that the debt securities issued by Irish incorporated or Irish tax-resident entities are interest bearing and are listed on a recognized stock exchange, interest paid on them can be paid free of withholding tax provided:

•	the person by or through whom the payment is made is not in Ireland; or

•	the payment is made by or through a person in Ireland and either:

•	the debt security is held in a clearing system recognized by the Irish Revenue Commissioners; (DTC, Euroclear and Clearstream, Luxembourg are, amongst others, so recognized); or

•	the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not resident in Ireland and has made a declaration to a relevant person (such as a paying agent located in Ireland) in the prescribed form.

Thus, so long as the debt securities continue to be quoted on a recognized stock exchange and are held in a recognized clearing system, interest on the debt securities can be paid by any paying agent acting on behalf of Irish incorporated or Irish tax-resident entities without any withholding or deduction for or on account of Irish income tax. If the debt securities continue to be quoted but cease to be held in a recognized clearing system, interest on the debt securities may be paid without any withholding or deduction for or on account of Irish income tax provided such payment is made through a paying agent outside Ireland.

Encashment Tax

In certain circumstances, Irish tax will be required to be withheld at the standard rate of income tax (currently 20 percent) from interest on any debt security, where such interest is collected or realized by a bank or encashment agent in Ireland on behalf of any holder. There is an exemption from encashment tax where the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the encashment agent or bank.

Income Tax and Levies

Notwithstanding that a holder may receive interest on the debt securities free of withholding tax, the holder may still be liable to pay Irish tax with respect to such interest. Holders resident or ordinarily resident in Ireland who are individuals may be liable to pay Irish income tax, social insurance (PRSI) contributions, and the universal social charge in respect of interest they receive on the debt securities.

Interest paid on the debt securities has an Irish source and therefore is within the charge to Irish income tax. In the case of holders who are non-resident individuals such holders may also be liable to pay the universal social charge in respect of interest they receive on the debt securities.

Ireland operates a self-assessment system in respect of tax and any person, including a person who is neither resident nor ordinarily resident in Ireland, with Irish source income comes within its scope.

There are a number of exemptions from Irish income tax available to certain non-residents. Firstly, interest payments made by an Irish resident entity in the ordinary course of its business are exempt from income tax provided the recipient is not resident in Ireland and is a company resident in a Relevant Territory which imposes a tax that generally applies to interest receivable in that Relevant Territory by companies from sources outside that Relevant Territory or, where the interest is exempted from the charge to Irish income tax under the terms of a double tax agreement which is either in force or which will come into force once all ratification procedures have been completed. Secondly, interest paid by an Irish tax-resident or Irish incorporated entity free of withholding tax under the quoted Eurobond exemption is exempt from income tax, where the recipient is a person not resident in Ireland and resident in a Relevant Territory. For these purposes, Relevant Territory means a Member State of the European Union (other than Ireland) or a country with which Ireland has signed a double tax treaty and residence is determined under the terms of the relevant double tax treaty or in any other case, the law of the country in which the recipient claims to be resident. Interest falling within either of the above exemptions is also exempt from the universal social charge.

Notwithstanding these exemptions from income tax, a corporate recipient that carries on a trade in Ireland through a branch or agency in respect of which the debt securities are held or attributed, may have a liability to Irish corporation tax on the interest.

Relief from Irish income tax may also be available under the specific provisions of a double tax treaty between Ireland and the country of residence of the recipient.

Interest on the debt securities which does not fall within the above exemptions is within the charge to income tax, and, in the case of holders of the debt securities who are individuals, is subject to the universal social charge. In the past the Irish Revenue Commissioners have not pursued liability to income tax in respect of persons who are not regarded as being resident in Ireland except where such persons have a taxable presence of some sort in Ireland or seek to claim any relief or repayment in respect of Irish tax. However, there can be no assurance that the Irish Revenue Commissioners will apply this treatment in the case of any holder.

Capital Gains Tax

A holder of debt securities will not be subject to Irish tax on capital gains on a disposal of debt securities unless such holder is either resident or ordinarily resident in Ireland or carries on a trade or business in Ireland through a branch or agency in respect of which the debt securities were used or held.

Capital Acquisitions Tax

A gift or inheritance comprising of debt securities will be within the charge to capital acquisitions tax (which subject to available exemptions and reliefs will be levied at 33 percent) if either (i) the disposer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or, in certain circumstances, if the disposer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (ii) if the debt securities are regarded as property situate in Ireland (i.e. if the debt securities are physically located in Ireland or if the register of the debt securities is maintained in Ireland).

Stamp Duty

The issue of debt securities will not give rise to a charge to Irish stamp duty.

The Revenue Commissioners have confirmed in the past that transfers of debt securities effected by means of a transfer of a book-entry interest in the debt securities through the electronic trading system run by DTC in the United States will, as a concession, be treated as being exempt from a charge to Irish stamp duty. However, there can be no assurance that the Irish Revenue Commissioners will apply this treatment in the case of any holder.

The transfer of debt securities will not give rise to a charge to stamp duty where the debt securities meet all of the following conditions:

•	they do not carry a right of conversion into stocks or marketable securities (other than loan capital) of a company having a register in Ireland or into loan capital having such a right;

•	they do not carry rights of the same kind as shares in the capital of a company, including rights such as voting right, a share in the profits or a share in the surplus on liquidation;

•	they are not issued for a price which is not less than 90 percent of their nominal value; and

•	they do not carry a right to a sum in respect of repayment or interest which is related to certain movements in an index or indices (based wholly or partly and directly or indirectly on stocks or marketable securities) specified in any instrument or other document relating to loan capital.

The transfer of debt securities solely by way of delivery will not give rise to a charge to stamp duty.

Where no exemption applies, the transfer of debt securities will give rise to a charge to Irish stamp duty at the rate of one percent of the higher of the market value or the consideration paid.

EU Savings Directive

Ireland has implemented the Savings Directive on the taxation of savings income into national law. Accordingly, any Irish paying agent making an interest payment on behalf of Allegion plc to an individual or certain residual entities resident in another Member State of the European Union or certain associated and dependent territories of a Member State will have to provide details of the payment and certain details relating to the holder (including the holder’s name and address) to the Irish Revenue Commissioners who in turn is obliged to provide such information to the competent authorities of the state or territory of residence of the individual or residual entity concerned. Allegion plc will be entitled to require holders of the debt securities to provide any information regarding their tax status, identity or residency in order to satisfy the disclosure requirements in the Savings Directive. Holders of the debt securities will be deemed by their subscription to have authorized the automatic disclosure of such information by Allegion plc or any other person to the relevant tax authorities.

Taxation Of Payments Under The Guarantee

Payments in the nature of interest, by any Irish incorporated or Irish tax-resident entity, under the guarantee may be liable to Irish tax. No such entity will be obliged to make any deduction or withholding for or on account of Irish tax provided that (i) the beneficial owner of such payment is, by virtue of the law of a Relevant Territory, resident for the purposes of tax in a Relevant Territory which imposes a tax that generally applies to interest receivable in that Relevant Territory by companies from sources outside that Relevant Territory or, where the interest is exempted from the charge to Irish income tax under the terms of a double tax agreement which is either in force or which will come into force once all ratification procedures have been completed, and (ii) such holder does not receive any payment under the Guarantee in connection with a trade or business which is carried on by such person through a branch or agency in Ireland. For these purposes, Relevant Territory means a Member State of the European Union (other than Ireland) or a country with which Ireland has signed a double tax treaty.

Taxation Of Holders Of Ordinary Shares

Withholding Tax on Dividends

Distributions made by Allegion plc will generally be subject to dividend withholding tax (“DWT”) at the standard rate of income tax (currently 20 percent) unless one of the exemptions described below applies. For DWT purposes, a dividend includes any distribution made by Allegion plc to its shareholders, including cash dividends, non-cash dividends and additional stock or units taken in lieu of a cash dividend. Allegion plc is responsible for withholding DWT at source and forwarding the relevant payment to the Irish Revenue Commissioners.

In particular, a non-Irish resident shareholder will not be subject to DWT on dividends received from Allegion plc if the shareholder is:

•	an individual shareholder resident for tax purposes in a Relevant Territory, and the individual is neither resident nor ordinarily resident in Ireland;

•	a corporate shareholder that is not resident for tax purposes in Ireland and which is ultimately controlled, directly or indirectly, by persons resident in a Relevant Territory;

•	a corporate shareholder resident for tax purposes in a Relevant Territory provided that the corporate shareholder is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•	a corporate shareholder that is not resident for tax purposes in Ireland and whose principal class of shares (or those of its 75 percent parent) is substantially and regularly traded on a recognized stock exchange either in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

•	a corporate shareholder that is not resident for tax purposes in Ireland and is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance, and provided that, in all cases noted above but subject to the matters described below, the shareholder has provided the appropriate forms to his or her broker (in the case of shares held beneficially) or to Allegion plc’s transfer agent (in the case of shares held directly).

If any shareholder who is exempt from withholding receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Notwithstanding the exemptions described above, the Irish Revenue Commissioners have confirmed to Allegion plc that certain categories of shareholder will be exempt from DWT provided that they meet the conditions set out below. It is worth noting that Allegion plc has an agreement in place with Wells Fargo Bank, National Association (which is recognized by the Irish Revenue Commissioners as a “qualifying intermediary”) which satisfies one of the Irish requirements for dividends to be paid free of DWT to certain shareholders who hold their shares through DTC, as described below. The agreement generally provides for certain arrangements relating to cash distributions in respect of those shares of Allegion plc (the “Deposited Securities”) that are held through DTC. The agreement provides that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution to be made to holders of the Deposited Securities, after Allegion plc delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

Allegion plc will rely on information received directly or indirectly from brokers and its transfer agent in determining where shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required Irish dividend withholding tax forms, as described below. Shareholders who are required to file Irish forms in order to receive their dividends free of DWT should note that such forms are valid for five years and new forms must be filed before the expiration of that period in order to continue to enable them to receive dividends without DWT. Links to the various Irish Revenue forms are available at http://www.revenue.ie/en/tax/dwt/forms/index.html.

For these purposes, Relevant Territory means a Member State of the European Union (other than Ireland) or a country with which Ireland has signed a double tax treaty.

Shares Held by U.S. Resident Shareholders

Dividends paid on Allegion plc’s shares that are owned by residents of the U.S. and held beneficially will not be subject to DWT provided that the address of the beneficial owner of the shares in the records of the broker is in the U.S.

Dividends paid on Allegion plc’s shares that are owned by residents of the U.S. and held directly will not be subject to DWT provided that the shareholder has provided a valid Irish dividend withholding tax form to Allegion plc’s transfer agent.

If any shareholder who is resident in the U.S. receives a dividend subject to DWT, he or she should generally be able to make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Shares Held by Residents of Relevant Territories Other Than the U.S.

Shareholders who are residents of Relevant Territories other than the U.S. who acquire all of their shares after March 5, 2009 must complete the appropriate Irish dividend withholding tax forms in order to receive their dividends without DWT.

In addition, all shareholders who are residents of Relevant Territories other than the U.S. (regardless of when such shareholders acquired their shares) must complete the appropriate Irish dividend withholding tax forms in order to receive their dividends after February 28, 2010 without DWT.

If any shareholder who is resident in a Relevant Territory receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Please note that this exemption from DWT does not apply to a Company shareholder (other than a body corporate) that is resident or ordinarily resident in Ireland or to a body corporate that is under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland.

However, it may be possible for such a shareholder to rely on a double tax treaty to limit the applicable DWT.

Shares Held by Residents of Ireland

Most Irish tax resident or ordinarily resident shareholders will be subject to DWT in respect of dividend payments on their Company shares.

Shareholders that are residents of Ireland but are entitled to receive dividends without DWT must complete the appropriate Irish forms and provide them to their brokers (in the case of shares held beneficially), or to Allegion plc’s transfer agent (in the case of shares held directly).

Shareholders who are resident or ordinarily resident in Ireland or are otherwise subject to Irish tax should consult their own tax advisor.

Timing

In all cases, shareholders must ensure that they have provided the appropriate U.S. forms or Irish dividend withholding tax forms to their brokers (so that such brokers can further transmit the relevant information to Allegion plc’s qualifying intermediary) before the record date for the next dividend payment to which they are entitled (in the case of shares held beneficially), or to Allegion plc’s transfer agent at least 7 business days before such record date (in the case of shares held directly). Allegion plc strongly recommends that shareholders complete the appropriate forms and provide them to their brokers or to Allegion plc’s transfer agent, as the case may be, as soon as possible.

Income Tax on Dividends Paid on Allegion plc Shares

Irish income tax can arise in respect of dividends paid by Irish resident companies.

A shareholder who is not resident or ordinarily resident in Ireland and who is entitled to an exemption from DWT, generally has no liability to Irish income tax levies on a dividend from Allegion plc unless he or she holds his or her Company shares through a branch or agency in Ireland through which a trade is carried on.

A shareholder who is not resident or ordinarily resident in Ireland and who is not entitled to an exemption from DWT generally has no additional Irish income tax liability unless he or she holds his or her shares through a branch or agency in Ireland through which a trade is carried on. The DWT deducted by Allegion plc discharges such liability to Irish income tax provided that the shareholder furnishes the statement of DWT imposed to the Irish Revenue Commissioners.

Irish resident or ordinarily resident shareholders may be subject to Irish tax on dividends received from Allegion plc. A shareholder who is a resident of a Relevant Territory or is otherwise exempt from DWT but who receives Irish resident or ordinarily resident shareholders may be subject to Irish tax on dividends. Such shareholders should consult their own tax advisor.

Irish Tax on Chargeable Gains

Holders of shares in Allegion plc who are not resident nor, in the case of individuals, ordinarily resident for tax purposes in Ireland should not be liable for Irish tax on chargeable gains realized on a subsequent disposal of their shares unless such shares are used, held or acquired for the purposes of a trade or business carried on by such holder in Ireland through a branch or agency.

Capital Acquisitions Tax

Irish capital acquisitions tax (“CAT”) comprises principally of gift tax and inheritance tax. CAT could apply to a gift or inheritance of shares in Allegion plc irrespective of the place of residence, ordinary residence or domicile of the parties. This is because the shares in Allegion plc are regarded as property situated in Ireland as the share register of Allegion plc must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 33 percent above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT.

Stamp Duty

A transfer of shares in Allegion plc by a seller who holds shares beneficially to a buyer who holds the acquired shares beneficially will not be subject to Irish stamp duty (unless the transfer involves a change in the nominee that is the record holder of the transferred shares).

A transfer of shares in Allegion plc by a seller who holds shares directly to any buyer, or by a seller who holds the shares beneficially to a buyer who holds the acquired shares directly, may be subject to Irish stamp duty (currently at the rate of 1% of the price paid or the market value of the shares acquired, if higher). Stamp duty is a liability of the buyer or transferee.

A shareholder who holds shares in Allegion plc directly may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares. In order to benefit from this exemption from stamp duty, the seller must confirm to Allegion plc that there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Because of the potential Irish stamp duty on transfers of shares in Allegion plc, Allegion plc strongly recommends that all directly registered shareholders open broker accounts so they can transfer their shares into a broker account, so that their shares are held beneficially, as soon as possible.

Allegion plc currently intends to pay (or cause one of our affiliates to pay) stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially. In other cases, Allegion plc may, in its absolute discretion, pay (or cause one of its affiliates to pay) any stamp duty. Allegion plc’s articles of association provide that, in the event of any such payment, Allegion plc (i) may seek reimbursement from the transferor or transferee (at its discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at its discretion), and (iii) will have a lien against Allegion plc shares on which it has paid stamp duty and any dividends paid on such shares. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in shares in Allegion plc has been paid unless one or both of such parties is otherwise notified by Allegion plc.

Savings Directive Tax Considerations

Under the Savings Directive, as amended, each EU Member State is required to provide to the tax authorities of another EU Member State or Territory details of payments of interest or other similar income paid by a paying agent (as defined above) within its jurisdiction to an individual beneficial owner resident in, or a residual entity established in, that other EU Member State or Territory. However, for a transitional period,

Austria and Luxembourg will instead operate a withholding system in relation to such payments. Under such a withholding system, tax will be deducted unless, with respect to Luxembourg, the recipient of the payment elects for an exchange of information procedure or provides a tax residence certificate in the form prescribed by the Savings Directive to the person making the payment. The current rate of withholding in Luxembourg is 35%.

On 18 March 2014, a bill of law was filed with parliament in Luxembourg to replace the withholding system by a system of automatic exchange of information under the Savings Directive, as currently applied in other EU Member States, with effect from 1 January 2015.

On 24 March 2014, the Council of the European Union adopted the revised Savings Directive which, inter alia, (i) extends the scope of the Savings Directive to payments made through certain intermediate structures whether or not established in a EU Member State for the ultimate benefit of EU resident individuals and (ii) provides for a wider definition of interest subject to the Savings Directive. The EU Member States shall adopt the national legislation necessary to comply with the directive by January 2016.

PLAN OF DISTRIBUTION

We may sell the securities offered in this prospectus in any of, or any combination of, the following ways:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

We or any of our agents may directly solicit offers to purchase these securities. If required, the applicable prospectus supplement will name any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the securities in respect of which this prospectus is delivered, and will set forth any commissions payable by us to that agent. Unless otherwise indicated in the prospectus supplement, any such agency will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If we utilize an underwriter or underwriters in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them. If required, we will set forth in the applicable prospectus supplement the names of the underwriters and the terms of the transaction. The underwriters will use the prospectus supplement to make releases of the securities in respect of which this prospectus is delivered to the public.

If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. If required, the prospectus supplement will set forth the name of the dealer and the terms of the transaction.

Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by us against certain liabilities, including liabilities under the Securities Act.

If required, the applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered

LEGAL MATTERS

The validity of the debt securities, depositary shares, share purchase contracts, share purchase units and warrants that may be issued under this prospectus will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York. The validity of the ordinary shares and preferred shares that may be issued by Allegion plc under this prospectus and particular matters concerning the laws of Ireland will be passed upon by Arthur Cox, Solicitors, Ireland. Certain matters concerning the laws of Indiana will be passed upon by Ice Miller LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

Allegion plc has been advised by its Irish counsel, Arthur Cox, that a judgment for the payment of money rendered by a court in the United States would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. In order to enforce a monetary judgment obtained in the United States in Ireland, separate proceedings have to be issued seeking an Irish judgment in the terms of the U.S. judgment. A summary procedure is available in circumstances where an applicant can establish that:

•	the U.S. judgment is for a definite sum;

•	the U.S. judgment is final and conclusive; and

•	the U.S. judgment is of a court which, as a matter of Irish law, is of competent jurisdiction.

Even if the matters referred to above are established by an applicant, an Irish court may on certain grounds refuse to enforce the U.S. judgment. These grounds include:

•	the U.S. judgment having being obtained by fraud;

•	the U.S. judgment violating Irish public policy;

•	the U.S. judgment being in breach of natural justice; or

•	the U.S. judgment being irreconcilable with an earlier judgment.

It may be difficult for a securityholder to effect service of process within the U.S. or to enforce judgments obtained against Allegion plc in U.S. courts. Allegion plc has agreed that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having Schlage Lock Company LLC, a Delaware limited liability company and wholly-owned subsidiary of Allegion plc, be its U.S. agent appointed for that purpose. Schlage Lock Company LLC is located at 11819 North Pennsylvania Street, Carmel, Indiana 46032. A judgment obtained against Allegion plc in a U.S. court would be enforceable in the United States but could be executed upon only to the extent the company has assets in the United States. An act that results in Allegion plc or its respective directors or officers being in breach of the civil liability provisions of U.S. law would not, by virtue of the breach of U.S. law, be actionable before a court in Ireland, although such act may potentially give rise to a cause of action under the local laws of Ireland.

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Allegion US Holding Company Inc.

$                % Senior Notes due 2024

$                % Senior Notes due 2027

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Wells Fargo Securities

BNP PARIBAS	Citigroup	Credit Suisse	Goldman Sachs & Co. LLC